UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

Image International Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-189359	20-3204968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Square St. Suite 103, Blaine, WA 98230

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 9022-8228

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

i

CONVENTIONS THAT APPLY TO THIS CURRENT REPORT ON FORM 8-K/A

Except where the context otherwise requires and for purposes of this Current Report on Form 8-K only

●	all references to “Hong Kong dollars” or “HKD” are to the legal currency of Hong Kong;

●	all references to “Renminbi” or “RMB” are to the legal currency of the People’s Republic of China; and

●	all references to “U.S. dollars,” “dollars,” or “$” are to the legal currency of the United States.

Amounts may not always add to the totals due to rounding.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A or Form 8-K/A and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “ Filings “) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

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Item 1.01. Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

THE SHARE EXCHANGE WITH TANG DYNASTY INVESTMENT GROUP LIMITED

On January 15, 2018, Image International Group, Inc. (“IMGL”) entered into a share exchange agreement (“Share Exchange Agreement”) with (i) Tang Dynasty Investment Group Limited, a limited liability company formed under the laws of Hong Kong, Special Administrative Region, China (“Tang Dynasty”). Pursuant to the terms of the Share Exchange Agreement, we issued 400,000,000 new shares of our common stock, par value at $0.001 per share for all of the outstanding common stock of Tang Dynasty. As a result, Tang Dynasty became a wholly owned subsidiary of ours.

Prior to the closing of the Share Exchange were exchanged, 10,000 shares of Tang Dynasty’s common stock were issued and outstanding. Hoi Ming Chan who is also the sole director of Tang Dyansty, Yuk Kiu Chan, Herman Cheuk Kau Kwong, Kwok Leung Lee, Ni Qin, and Ping Chan (the “Tang Stockholders”), acquired all the issued and outstanding capital stock of Tang Dynasty. 10,000 shares of Tang Dynasty’s common stock were in exchange for the issuance of 400,000,000 restricted shares of our common stock (the “Business Combination”).The Business Combination closed on January 18, 2018 (“Closing Date”).

None of the Tang Stockholders is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and Mr. Chan acquired our shares in the Reverse Merger outside of the United States.

In issuing these securities to Tang Stockholders, we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of the shares of our common stock to them pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Accounting Treatment; Change of Control

The Business Combination is being accounted for as a “reverse acquisition,” and Tang Dynasty is deemed to be the acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Business Combination will be those of Tang Dynasty and its consolidated subsidiaries and will be recorded at the historical cost basis of Tang Dynasty, and the consolidated financial statements after consummation of the Business Combination will include the assets and liabilities of Tang Dynasty, historical operations of Tang Dynasty, and operations of IMGL and its subsidiaries from the Closing Date of the Business Combination.

Pursuant to the Business Combination, a change of control of the IMGL occurred as of the Closing Date. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the IMGL.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Business Combination.

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DESCRIPTION OF BUSINESS

Overview

Immediately following the Business Combination, the business of Yangshuo County Xing Yuan Lead-Zine Mine Co., Ltd. (“Yangshuo”) is to engage in waste management, recycling of tailing and mining of lead-zinc concentrates.

Corporate Information

As described above, we were incorporated in Nevada on July 25, 2005.

As a result of the Business Combination, we acquired the business of Yangshuo.

Our principal executive offices are located at suites 502 and 503 on the 5th floor of Fourseas building in Jordan, Hong Kong. Our telephone number is (852) 9022-8228. The information contained on our website is not incorporated by reference into this Current Report on Form 8-K.

Corporate History and Structure

Incorporation and Structure of IMGL

Image International Group, Inc. (“IMGL”) was initially incorporated in the state of Nevada on July 25, 2005 under the name of Eardley Ventures. On April 21, 2008, the Company’s name, Eardley Ventures, was changed to Owlhead Minerals Corp in order to more appropriately reflect the Company’s business plan. On December 23, 2014, Owlhead Minerals Corp. filed an Amendment to it Articles of Incorporation with the Nevada Secretary of State, changing its name from Owlhead Minerals Corp. to Image International Group, Inc. and increasing its authorized capital from 100,000,000 common shares with a par value of $0.001 to 1,000,000,000 shares common shares with a par value of $0.001.

In September 2016, IMGL engaged a geologist, along with a consultant, to conduct a first-hand examination of several promising claims near Quesnel, British Columbia. This prospect turned out to be a potentially good placer development but without hard rock potential. IMGL decided to turn down the opportunity.

Finally in December 2016, IMGL was presented with a group of claims (“cells”) known as the Teako property. The Teako cells are located half way between Terrace and Smithers, British Columbia and are near the original gold rush town of Hazelton B.C. which was founded in 1866, the site of the original gateway and staging area for the famous Omineca Gold rush days of 1869-1873.

Initially, a total of 20 cells were acquired totaling 296 hectares (approx. 730 acres). After preliminary examination of the area, IMGL came to the conclusion that the area appeared to have significant potential. Therefore, IMGL’s management requested that the Prospector/Vendor stake more cells adjacent or adjoining the original claim group on behalf of IMGL. An additional 2577 hectares (approx. 6368 acres) were staked, bringing our land package to a total of 2873 hectares, or about 7098 acres. The cells have good access to many miles of new logging roads that have recently been opened up in the area.

In addition, IMGL added 735.45 acres (“Surprise” claims) just to the north east of our Teako claims.

IMGL acquired the initial cells for a cash payment of US$10,000 and 1.5-million restricted shares, which are subject to a long-term hold. The additional cells were staked on behalf of IMGL.

IMGL is an exploration stage company and its principal business is the acquisition and exploration of mineral properties. The Company is currently seeking a new business opportunity. On January 15, 2018, IMGL entered into a Share Exchange Agreement with Tang Dynasty Investment Group Limited. Tang Dynasty Investment Group Limited is a limited liability company incorporated on March 22, 2017 under the laws of Hong Kong, Special Administrative Region, China. Prior to the Share Exchange Agreements, all its 10,000 issued and outstanding shares, par value $0.128 (HK$1) per share, were owned by Hoi Ming Chan, Yuk Kiu Chan, Herman Cheuk Kau Kwong, Kwok Leung Lee, Ni Qin, and Ping Chan.

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Incorporation and Structure of Tang Dynasty

Tang Dynasty Investment Group Limited (“Tang Dynasty”) was incorporated as a limited liability company in Hong Kong on March 22, 2017. The share capital of Tang Dynasty is 10,000 ordinary shares at $1,288 (HKD10,000) and wholly owned by six Tang Stockholders. Mr. Hoi Ming Chan is the sole director of Tang Dynasty.

Incorporation and Structure of Yangshuo County Xing Yuan Lead-Zinc Mine Co. Ltd.

Yangshuo County Xing Yuan Lead-Zinc Mine Co. Ltd. (“Yangshuo”) is located in Xingping Town, the junction of Yangshuo, Gongcheng and Lingchuan. The company is 21 km away from Xingping Town and 47 km away from Yangshuo. Yangshuo is a joint-stock enterprise established in the former State-owned Yangshuo County Lead-Zinc Mine, which formed in January 2002. So far, there are approximately 50 shareholders. In the past, Yangshuo had the capacity to deal with 150 tons per day of mining. It was the largest industrial and mining enterprise in Yangshuo County, which represented 10% of the revenue of Yangshuo County. Its traditional business mining of lead-zinc has been diminished and idled. Since 2017, Yangshuo has been exploring business opportunities in engaging the business of mine tailings. In late 2017, it has entered into a series of contractual agreements with Gu Yue (see discussion under “Contractual arrangements between Gu Yue and Yangshuo” below). At present, Yangshuo is in a process of obtaining a mining certificate from the governmental agencies.

Yangshuo’s facilities are located in Yangshuo County Office and in the county Dongling, cover 4,000 square meters of land in total, and our office is located at the North Menger, cover more than 400 square meters of land. The commercial use is high, and there is great possibility of appreciation.

As of September 30, 2017, the value of Yangshuo’s properties and land use rights is approximately valued at $2.1 million (RMB 14 million) by Grant Sherman Appraisal Limited, our independent valuation specialist with its principal executive office in Hong Kong (website: www.grantsherman.com ).

On December 5, 2017, Yangshuo signed a series of contractual arrangements (the Power of Attorney, the Exclusive Business Operation Agreement, the Exclusive Business Option Agreement and Equity Interest Pledge Agreement) with Shenzhen Gu Yue Environmental Protection Technology Co. Ltd, which was incorporated on November 8, 2010 and converted to a Wholly Foreign-Owned Enterprise (“WFOE”) on November 29, 2017. Under such agreements, Gu Yue provides comprehensive administrative, managerial and operational supports to Yangshuo, assumes Yangshuo’s business risk of loss and receive all the expected residual returns of Yangshuo. Accordingly, Yangshuo is under the effective control of Gu Yue and its accounts will be consolidated with Gu Yue’s accounts in accordance with ASC 810-10, Consolidation, upon the execution of those agreements.

Contractual Arrangements between Gu Yue and Yangshuo

Although neither we nor our subsidiaries own any equity interest in Yangshuo, instead, we control and receive the economic benefits of Yangshuo’s business operations through a series of contractual arrangements. Gu Yue, Yangshuo and its shareholder entered into such a series of contractual arrangements, also known as VIE Agreements, on December 5, 2017. The VIE agreements are designed to provide Gu Yue with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Yangshuo, including absolute control rights and the rights to the assets, property and revenue of Yangshuo.

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According to the Exclusive Business Cooperation Agreement between Gu Yue and Yangshuo, which is one of the VIE Agreements that was also entered into on December 5, 2017, Yangshuo is obligated to pay service fees to Gu Yue to take the net income of Yangshuo.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Yangshuo and Gu Yue, Gu Yue provides Yangshuo with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Yangshuo granted an irrevocable and exclusive option to Gu Yue to purchase from Yangshuo, any or all of Yangshuo’s assets at the lowest purchase price permitted under the PRC laws. Should Gu Yue exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to Yangshuo by Gu Yue under this agreement, Gu Yue is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, plus the amount of the services fees or ratio decided by Gu Yue based on the value of services rendered by Gu Yue.

The Exclusive Business Cooperation Agreement shall remain in effect unless it is terminated in writing by Gu Yue. Yangshuo does not have the right to terminate the agreement unilaterally.

The legal representative of Gu Yue, Ms. Ni QIN, is currently managing Yangshuo pursuant to the terms of the Exclusive Business Cooperation Agreement. Gu Yue has absolute authority relating to the management of Yangshuo, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. The Exclusive Business Cooperation Agreement does not prohibit related party transactions. However, upon establishment of the Company’s audit committee at the consummation of this offering, the audit committee will be required to review and approve in advance any related party transactions, including transactions involving Gu Yue or Yangshuo.

Share Pledge Agreement

Under the Share Pledge Agreement among Gu Yue and Ms. Hui Zhang, who intends to acquire 100% shares of Yangshuo (“Yangshuo Shareholder”), the Yangshuo Shareholder pledged all of her equity interests in Yangshuo to Gu Yue to guarantee the performance of Yangshuo’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that Yangshuo or its shareholder breach her respective contractual obligations under the Exclusive Business Cooperation Agreement, Gu Yue, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The Yangshuo Shareholder also agrees that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Gu Yue is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Yangshuo Shareholder further agrees not to dispose of the pledged equity interests or take any actions that would prejudice Gu Yue’s interest.

The Share Pledge Agreement shall be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Yangshuo. Gu Yue shall cancel or terminate the Share Pledge Agreement upon Yangshuo’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Yangshuo’s obligations under the Exclusive Business Cooperation Agreement, (2) make sure the shareholder of Yangshuo shall not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice Gu Yue’s interests without Gu Yue’s prior written consent and (3) provide Gu Yue control over Yangshuo. Under the Exclusive Option Agreement (described below), Gu Yue may exercise its option to acquire the equity interests in Yangshuo any time to the extent permitted by the PRC Law. In the event Yangshuo breaches its contractual obligations under the Exclusive Business Cooperation Agreement, Gu Yue will be entitled to foreclose on Yangshuo Shareholder’ equity interests in Yangshuo and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in Yangshuo and in this situation, Gu Yue may terminate the VIE agreements after acquisition of all equity interests in Yangshuo or form a new VIE structure with the third parties designated by Gu Yue; or (2) dispose the pledged equity interests and be paid in priority out of the proceeds from the disposal in which case the VIE structure will be terminated.

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Exclusive Option Agreement

Under the Exclusive Option Agreement, the Yangshuo Shareholder irrevocably granted Gu Yue (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Yangshuo. The option price is RMB 10 or the minimum price regulated by PRC law.

Under the Exclusive Option Agreement, Gu Yue may at any time under any circumstances, purchase, or have its designated person to purchase, at its discretion, to the extent permitted under PRC law, all or part of the shareholder’s equity interests in Yangshuo.

The agreement remains effective until all equity interests held by Yangshuo shareholder have been transferred or assigned to Gu Yue and/or any other person designated by Gu Yue in accordance with this agreement.

Power of Attorney

Under the Power of Attorney, the Yangshuo Shareholder authorize Gu Yue to act on her behalf as her exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholder’s meetings; (b) exercising all the shareholder’s rights, including voting, that shareholder is entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholder the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Yangshuo.

Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

The Exclusive Option Agreement, together with the Share Pledge Agreement and the Power of Attorney enable Gu Yue to exercise effective control over Yangshuo.

The diagram below illustrates our current corporate structure:

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Our Recycling of Mine Tailings Business

After Business Combination, we plan to engage in mine tailings, particularly lead-zinc mine tailings recycling business in China through our operating entity Yangshuo. Being part of China’s solid waste recycling industry, Chinese mine tailing recycling market has huge potential. As rapid economic growth and population growth led to increased solid waste in recent years, the inadequate solid waste treatment capacity and pollution issues have become two of the most important environmental issues for the Chinese government and industry players. According to green money journal’s report, to address the solid waste issues, the Chinese government will invest RMB 2-4 trillion in the solid waste recycling industry during the “Thirteenth Five-Year Plan”. As a result, some industry experts and experienced entrepreneurs predicted that the sand tailings industry can further promote the environmental protection industry in the next five years. Given that potential growth in the sand tailings industry, we plan to follow this market trend and invest our efforts into engaging in the lead-zinc mine tailings recycling business.

Chinese Mine Tailing Recycling Market

In recent years, China Ministry of Science and Technology and the National Development and Reform Commission organized and developed a series of comprehensive utilization research of Jinchuan, Baotou Baiyun Ebo mine, Panzhihua vanadium-chromium magnetite mines. The research results indicated that valuable minerals could be recycled through the comprehensive utilization of tailings and generate significant economic benefits. Since this recovery, a number of companies started their mine tailing recycling business and achieved economic success. For example, Jiangxi Copper Company re-concentrated and recovered 1,000 tons of sulfur concentrate, 9.2 tons of copper, 40kg of gold annually from copper mine tailings produced by the copper mine located in Dexing, China. Australian Bo Green Resources Company recovered significant amount of raw gold from Henan Yintongpo’s gold mine tailings, which has been proven to be stored more than 2 million tons of gold.

In addition to valuable mineral recovering, the tailings also can be converted to fertilizers, concrete additives, brick making and downhole filling materials.

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Yangshuo’s Project of Lead-Zinc Mine Tailing Recycling

Our proposed project is based on the comprehensive reutilization of the valuable elements: lead and zinc of the mine tailings, and the remaining tailings are used for fertilizers, concrete additives, brick making and downhole filling materials.

We are currently seeking to engage in mining of lead-zinc tailings in Xing Ping Town. Due to the traffic inconvenience and the lack of mineral processing technology at that time, the present tailings dam has yet to be developed and retains high-quality resources. According to the inspection result of local surveying and mapping bureau, the content of the valuable minerals in the lead-zinc mine is high, and the average qualities of those exceeds the boundary grade of the lead-zinc mine, which has great comprehensive utilization value. At present, Yangshuo is in a process of obtaining a mining certificate from the governmental agencies.

Our Planned Sand Tailing Process

First, pump sand tailings by a sand pump from the tail sand reserve to a primary treatment pond.

Second, sift tailings in a roll sieve in the primary treatment pond and pump the qualified tailings into divided buckets, and then assign to each spiral chute for further sorting. Unqualified tailings are discharged to a belt conveyor from the roll sieve, and then transferred to the ball mill for grinding. The grinded tailings are re-transferred to the roll sieve for further sifting. These form a closed loop system.

Third, the qualified tailings which have been sorted in the first spiral chute (second step above) are sent to the next level of spiral chute and have them sorted again. After that, the qualified tailings with enriched metal will be sent to the next level spiral chute for selections. Then the selected qualified tailings with enriched lead-zinc content will be transported to the mine concentrator for further processing and detoxification. The processed and detoxified tailings with enriched lead-zinc content will be dispensed and ready to be used for industrial purpose.

Fourth, the selected tailings from step three above will be discharged to a concentration tank for concentration treatment. The concentrated tailings are infiltrated through the filter. The filtering process produces dry sand which contains moisture content at approximately 12%. The dry sand will be transported to the brick factory for brick production.

Fifth, water discharged from the concentration tank and filter are mixed and transported back to the primary treatment pond, then pump them to the tail sand pump through water pump and get ready for reuse. The recycled water in the return basin supplies water for the entire production process.

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Competitive Strengths

●	Long history in mining industry

IMGL has been engaged in acquisition of gemstone and other precious mineral resources since 2014. Our subsidiary, Yangshuo, has engaged in lead-zinc mining industry since 1958. In 1967, after built a small re-election plant, thus it transformed into semi-mechanized mining. In 1975, it converted into flotation plant production and produced 100 tons per day.The existing 150 tons per day mine processing model is designed and constructed by Guangxi Industrial Design Institute (the former Guangxi Metallurgical Design Institute) in 1984, and put into operation in 1988. IMGL believes that its extensive experience in mining production can provide technical skills in transitioning its traditional mining business to sand tailings business.

●	Experienced management in mining industry

Our sole director, Mr. Hoi Ming Chan, is an inventor of new energy technologies. He has participated in a number of waste disposal plants in Shijiazhuang China beginning in 2007 and has been working on power generation projects from March 2010 to present. He is an advocate of renewable environmental protection energy technology, research, and work on commercial applications in China in order to establish a new energy research, development and manufacturing base within the country beginning with a project in cooperation with Dalian Xinbao Biomass Co. Ltd. Mr. Chan is a respected businessman and maintains the backing of the senior level of Chinese government as the country moves towards reducing its carbon footprint.

●	Environmental-friendly operations

Historically, the tailings have been ground to 0.15-0.07mm particles and stored in the dam or the nearby river, valleys, low ground. The rivers and valleys were occasionally overflown with the accumulated tailings which could seriously contaminate the water and soil. Due to the heavy rainfall or natural disaster, tailings dam disaster frequently occurred. Our tailing recycling process provides an effective method to solve the problem of tailing contamination. The processed tailings can be used as fertilizers, concrete additives, brick making and construction materials. Since those processed tailings have been detoxified, the utilization of tailings resources not only extends the life of the mine ore but also offer the environment-friendly construction products.

●	Solid Governmental support

As China became increasingly aware of its environmental problem, The Government of the People’s Republic of China has consistently promoted and enforced various environmental protection polices in recent years. Given that our recycling process of tailings enables us to reuse the mineral wastes and convert them to reusable materials for construction, agricultural and industrial uses. The government has provided substantive subsidies in environmental protection related industries and business.

Competition

We plan to be the pioneer in processing of sand tailing reserve in the Yangshuo county and the nearby vicinity of Guangxi Province. Within Yangshuo County, we do not have any relative competitors in the lead-zinc tailing since we are the largest lead-zinc mining operator in the vicinity. Nationally, we may face competition from dozens of competitors of varying sizes and geographic reach, who operate their businesses similar to our planned business. Our sales could be reduced significantly if our competitors develop and market products that are more effective, more convenient, or are less expensive than our products. We believe that we have differentiated ourselves from our potential competitors due to several factors. We strive to refine our sand tailings recycling process to keep it innovative and efficient. We have a physical presence in key location such as Yangshuo County, which enables us to meet our customers’ demands at a speed that supersedes the competition.

We will focus on regional markets during the initial phrase of our sand tailing business and plan to sell our products to the customers nationwide within the People’s Republic of China in a near future.

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Business Strategies

Pursue Disciplined Acquisition Strategy

We intend to expand the scope of our operations by acquiring solid waste management companies and disposal facilities in new markets and in existing or adjacent markets that are combined with, or tucked into, our existing operations. We intend to focus our acquisition efforts on markets that we believe provide significant growth opportunities.

Drive Financial Performance through Operational Excellence

We continue to pursue a consistent operational focus on prudent cost management and pricing discipline to drive profitability. To optimize the cost of tailing process, we have entered into an operational agreement with Fortune Deluxe Limited, a Hong Kong company on November 15, 2017. The agreement provides that Fortune Deluxe Limited utilizes its advanced tailing technologies and machinery in the tailing process. Further, we continue to seek to increase operating margins, and cash flow from operations and drive higher returns on invested capital by implementing programs focused on areas such as sales productivity and pricing effectiveness, driver productivity and route optimization, maintenance efficiency and effective purchasing.

Invest in Our People

Employing and developing a broad base of highly talented employees is essential to success. We plan to invest in high-quality talent in order to most effectively manage our proposed operations and execute our growth strategy. We will continuously recruit and hire talented local-level employees who are capable of supporting our growth initiatives and provide the best-in-class customer service we strive to deliver.

Intellectual Property

We do not own or license any significant intellectual property, including patent, registered trademark or copyright, in connection with our operations.

Government Regulations

1. Industry Regulators and Industry Organizations

We operate in lead-zinc flotation and tailings treatment, which is supervised by several government departments of China. National Development and Reform Commission released the Guiding Catalog of Industrial Structure Adjustment (2013), which set out the encouraged, restricted and out-of-class technologies and projects in the non-ferrous metals industry and macro-control the development of the industry. Ministry of Industry and Information Technology makes the industry development strategy, formulates industry planning and industrial policies, and organizes the development of industry standards and technical regulations. As the competent department of geology and mineral resources, the Ministry of Land and Resources is responsible for the exploration of mineral resources. Ministry of Environmental Protection and State Administration of Work Safety respectively regulate environmental protection and safety production of the industry.

The industry organizations of non-ferrous metals in China are China Nonferrous Metals Industry Association and China Non-ferrous Metal Processing Industry Association.

2. Industry Regulations

In order to strengthen the structural adjustment of lead and zinc industries, further standardize and improve the production and operation of enterprises, Ministry of Industry and Information Technology released the “Lead and Zinc Industry Standard Conditions (2015)” (hereinafter “Standard”) on March 16, 2015. It provides the regulations regarding the new lead and zinc smelting projects, enterprise layout, production scale, quality, equipment, energy consumption, comprehensive utilization of resources and environmental protection, safety in production, prevention and treatment of occupational diseases, etc.

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Industry Access

New and converted lead-zinc mine mining and smelting projects must comply with national industrial policies, the overall planning of land use in this region, mineral resources planning, heavy metal pollution prevention and other requirements.

In China, mineral resources are owned by the state. Before enterprises obtain mineral resources, they must first apply for and obtain the exploration and mining licenses issued by the department of Land and Resources according to law. The above licenses are the major barriers to entry into this industry.

Production scale

The holder of the mining right shall mine according to the approved plan for exploitation and utilization of mineral resources, and comply with the minimum production scale.

Quality

The mining and smelting enterprises of Lead and zinc shall have a complete product quality management system. Lead and zinc concentrate product must meet the “The Specification for Limit on Harmful Element Content of The Heavy Metal Concentrates Products” (GB/T20424-2006).

Technology and Equipment

The government encourages the use of advanced smelting technology with independent intellectual property rights, emphasizing resource utilization and environmental protection.

Energy Consumption

Lead and zinc enterprises must have a sound energy management system. The energy measurement equipment should be consistent with the relevant requirements provided in the “General Principle for Equipping and Managing of the Measuring Instrument of Energy in Organization of Energy Using” (GB17167-2006)

Environmental Protection

Lead-zinc mines and smelting enterprises shall comply with laws, regulations and policies concerning environmental protection. The enterprise shall obtain the license before carrying out the business.

Enterprises should pay attention to land and environmental protection in the lead-zinc mining process and control the pollution during mining. The discharge of pollutants shall comply with the “Emission Standard of Pollutants from Lead and Zinc Industry” (GB25466-2010). Tailings, smelting slag, smelting ash and other solid waste must be disposed of in accordance with the requirements of the solid waste and hazardous waste management requirements.

Safety in Production and Occupational Disease Prevention

Enterprises must abide by “Safety Production Law”, “Mine Safety Law”, “Occupational Disease Prevention Law” and other laws and regulations. The enterprise shall implement the national standards and industrial standards regarding the protection of employee and disease prevention. Besides, Enterprises shall obtain the Safety Production License in accordance with the “Regulation on Work Safety Permits” (2014) and other relevant provisions of laws before engaging in production activities.

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Foreign investment restrictions

The National Development and Reform Commission and the Ministry of Commerce issued The Catalogue of Industries for Guiding Foreign Investment (2015) (hereinafter as the “Catalogue”), which was effective from April 10, 2015. According to this Catalog, the restrictions on foreign investment in lead, zinc and other non-ferrous metal smelting were removed. The Catalogue was revised again in 2017 and no clear restriction was found on foreign investment in lead and zinc.

Research and Development

We currently do not conduct any research and development activities.

Employees

As of the reporting date, we have 38 full time employees, with 2 full time employees at IMGL, 2 full time employees at Tang Dynasty, 2 full time employees at Gu Yue and 32 full time employees at Yangshuo. As we are expanding our operation, our recruitment process is still ongoing.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

The global economy and the financial markets may negatively affect our business and clients, as well as the supply of and demand for works of art.

Our business is affected by global, national and local economic conditions since the services we provide are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending in Hong Kong and Mainland China. These factors include economic conditions and perceptions of such conditions by Traders, employment rates, the level of Traders’ disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in China and globally.

The mining waste recycling market is influenced over time by the overall strength and stability of the global economy and the financial markets, although this correlation may not be immediately evident. In addition, political conditions and world events may affect our business through their effect on the economies, as well as on the willingness of potential buyers and sellers to invest and sell art in the wake of economic uncertainty.

A decline in trading volumes will decrease our trading revenues.

Trading volumes are directly affected by economic, political and market conditions, broad trends in business and finance, unforeseen market closures or other disruptions in trading, the level and volatility of interest rates, inflation, changes in price levels of artworks and the overall level of investor confidence. In recent years, trading volumes across our markets have fluctuated depending on market conditions and other factors beyond our control. Because a significant percentage of our revenues are tied directly to the trading volumes on our markets, it is likely that a general decline in trading volumes would lower revenues and may adversely affect our operating results. Declines in trading volumes may also impact our market share or pricing structures and adversely affect our business and financial condition.

System limitations or failures could harm our business.

Our businesses depend on the integrity and performance of the technology, computer and communications systems supporting them. If our systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new services. These consequences could result financial losses and decreased customer service and satisfaction. If trading volumes increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

A variety of uncontrollable events may reduce our ability to provide our trading services, impair our ability to provide our services or increase the cost of providing our services.

Our headquarters are in Hong Kong SAR and our servers are in Hong Kong SAR, Macau and mainland China, which are historically susceptible to adverse weather conditions such as typhoons, excessive heat or rain, earthquakes and floods. Those natural disasters may result in significant and extensive damage to our network equipment. Moreover, certain countries and regions, including China, have encountered incidents of the H5N1 strain of bird flu, or avian flu, as well as severe acute respiratory syndrome, or SARS, over the past several years and, in 2009, the outbreak of influenza A (H1N1). In 2010, an earthquake registering 7.1 on the Richter scale struck Qinghai Province. In April 2013, another major earthquake registering 7.0 on the Richter scale struck Ya’an region of Sichuan Province. In 2013, certain areas of China suffered from severe floods. We are unable to predict the effect, if any, that any other future natural disasters and health hazards may have on our business. Any future natural disasters and health hazards may, among other things, significantly disrupt our ability to adequately staff our business, and may generally disrupt our operations. Furthermore, natural disasters and health hazards may severely restrict the level of economic activities in affected areas, which may in turn materially adversely affect our business and prospects. As a result, any natural disasters or health hazards in China may have a material adverse effect on our financial condition and results of operations. These events and others, such as fluctuations in energy costs and computer virus attacks, intrusions or other widespread computing or telecommunications failures, may also damage our ability to provide our services or to obtain insurance coverage with respect to these events.

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We have insufficient insurance coverage

We presently do not have any insurance to cover certain events such as physical damage to our office premises and resulting business interruption, certain injuries occurring on our property and liability for breach of legal responsibilities as we believe, based on our organization, business model and the remote possibility of the incurrence of substantial damages from such events, that the costs of such insurance greatly exceeds the benefits of having it. However, in the possible event of a significant loss from such an event, this may severely impact our performance or continue as a going concern.

The success of our business depends on our ability to market and advertise the services we provide effectively.

Our ability to establish effective marketing campaigns is the key to our success. Our advertisements promote our corporate image and our services. If we are unable to increase awareness of our brand, the benefits of using our trading platform to invest in artwork and that such investment is secure, we may not be able to attract new Traders. Our marketing activities may not be successful in promoting our services or in retaining and increasing our Trader base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

If we are unable to renew the lease of our property, our operations may be adversely affected.

We do not directly own the land over the property we lease. We may lose our leases or may not be able to renew it when it is due on terms that are reasonable or favorable to us. This may have adverse impact on our operations, including disrupting our operations or increasing our cost of operations.

We are currently involved as a third party in an administrative litigation in which our right to use certain part of the land we own was challenged. See “Business - Legal Proceedings.” The outcome of such administrative litigation may materially adversely affect our business, financial condition, and/or operating results and may continue without resolution for long periods of time. Although we believe the outcome of this litigation will ultimately be in our favor, administrative litigation is subject to inherent uncertainties and management’s view of these matters may change in the future.

The failure to manage growth effectively could have an adverse effect on our employee efficiency, product quality, working capital levels, and results of operations.

Any significant growth in the market for our services or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of the date of this report, we had approximately 38 full time employees. During any growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchase of supplies, development of new products and services, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competitors; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

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If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management and operational and technical expertise of certain key personnel, especially our CEO, Mr. Hoi Ming Chan. In addition, we will require an increasing number of experienced and competent executives and other members of senior management to implement our growth plans. If we lose the services of any member of our senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

We are dependent on a trained workforce and any inability to retain or effectively recruit such employees, particularly distribution personnel and regional retail managers for our business, could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a sizeable workforce of qualified and trained staff to operate our business. Our ability to implement effectively our business strategy and expand our operations will depend upon, among other factors, the successful recruitment and retention of highly skilled and experienced distribution personnel, regional retail managers and other technical and marketing personnel. There is significant competition for qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our current and future operational needs.

Our financial results may fluctuate because of many factors and, as a result, investors should not rely on our historical financial data as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the market price of our securities. Operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on comparisons of results of operations as an indication of future performance. As result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of public market analysts and investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

-	vulnerability of our business to a general economic downturn in Hong Kong and mainland China;

-	fluctuation and unpredictability of the prices of the products we sell;

-	changes in the laws of Hong Kong that affect our operations; and

-	our ability to obtain necessary government certifications and/or licenses to conduct our business.

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Risks Related to Doing Business in Hong Kong

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us.

The Hong Kong legal system is a civil law system based on written statutes. The overall effect of legislation over the past approximately 25 years has significantly enhanced the protections afforded to various forms of foreign investment in Hong Kong. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since Hong Kong administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. For example, these uncertainties may impede our ability to enforce the contracts we have entered into. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Foreign Exchange Risk.

While our reporting currency is USD, our revenues, costs and expenses are denominated in RMB and HKD. All of our assets are denominated in HKD and RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between USD and HKD as well as USD and RMB. If the HKD or RMB depreciates against USD, the value of our RMB and HKD revenues, earnings and assets as expressed in our USD financial statements will decline. To date, we have not entered into any foreign exchange forward contracts or similar instruments to attempt to mitigate our exposure to change in foreign currency rates.

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Future inflation in Hong Kong may inhibit our ability to conduct business profitably.

In recent years, the Hong Kong economy has experienced periods of rapid expansion and high rates of inflation. High inflation may in the future cause the Hong Kong government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in Hong Kong, and thereby harm the market for our services.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Hong Kong.

Substantially all of our assets will be located in Hong Kong and our officers and our present directors reside outside of the United States, except the Chief Financial Officer As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

We may have difficulty establishing adequate management, legal and financial controls in Hong Kong, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in Hong Kong in these areas. As a result of these factors, we may experience difficulty in establishing the required controls, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares of common stock that you may own or acquire.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in Hong Kong do not provide insurance for funds held on deposit. The Hong Kong Deposit Protection Board manages and supervises the operation of the Deposit Protection Scheme, which protects deposit amounts up to only USD 64,433 (HK$500,000). As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our employees and other creditors, we may be unable to continue in business.

Since we are a Hong Kong company, you will not have certain investor rights as our shareholder, such as the right to bring legal action against other shareholders on behalf of the company.

Tang Dynasty, our operational subsidiary, is incorporated in Hong Kong. The Hong Kong Companies Ordinance (Chapter 622 of the Laws of Hong Kong), or the Companies Ordinance, does not provide for any right for our shareholders, including our significant shareholders, to bring legal action against any other shareholder on our behalf to enforce any claim against such party or parties if we fail to enforce such claim ourselves.

Our investors do not have the benefit to rely on the Public Company Accounting Oversight Board inspection of our independent registered public accounting firm.

As a company registered with the U.S. Securities and Exchange Commission, or the SEC, and traded publicly in the United States, our independent registered public accounting firm is required by the laws of the United States to be registered with the Public Company Accounting Oversight Board, or the PCAOB, and undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. The PCAOB, however, is currently unable to inspect a registered public accounting firm’s audit work relating to a company’s operations in Hong Kong where the documentation of such audit work is located in Hong Kong. Accordingly, our independent registered public accounting firm’s audit of our operations in Hong Kong is not subject to the PCAOB inspection. As a result, our investors do not have the benefit of the PCAOB inspection of our independent registered public accounting firm’s audit works and quality control procedures.

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Risks Relating to Investment in Our Securities

An active public market for our common stock may not develop or be sustained, which would adversely affect the ability of our investors to sell their securities in the public market.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Holders of a significant number of our shares and/or their designees may be eligible to sell our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a non-affiliate stockholder (or stockholders whose shares are aggregated) who has satisfied a six-month holding period, and provided that there is current public information available, may sell all of its securities. Rule 144 also permits the sale of securities, without any limitations, by a non-affiliate that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

If we fail to maintain effective internal controls, we may not be able to accurately report our financial results or prevent fraud, and our business, financial condition, results of operations and reputation could be materially and adversely affected.

We will become a public company upon completion of the private placement and our internal control will be essential to the integrity of our business and financial results. Our public reporting obligations are expected to place a strain on our management, operational and financial resources and systems in the foreseeable future. In preparation for this offering, we have implemented measures to enhance our internal controls, and plan to take steps to further improve our internal controls. If we encounter difficulties in improving our internal controls and management information systems, we may incur additional costs and management time in meeting our improvement goals. We cannot assure you that the measures taken to improve our internal controls will be effective. If we fail to maintain effective internal controls in the future, our business, financial condition, results of operations and reputation may be materially and adversely affected.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We do not foresee paying cash dividends in the near future.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of United States of America securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including those related to general and administrative expenses; the potential size of the market for our services, future development and/or expansion of our services in our markets, our ability to generate revenues, our ability to obtain regulatory clearance and expectations as to our future financial performance. Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: our need and ability to raise additional cash. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described in our filings with the Securities and Exchange Commission.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this filing. In addition to historical financial information, this discussion may contain forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, particularly those set forth under “Special Note Regarding Forward-Looking Statements”, our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations of Yangshuo County Xing Yuan Lead-Zinc Mine Co. Ltd.

Overview

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd. (“Yangshuo”) was incorporated on January 22, 1996 under the laws of the People’s Republic of China. Yangshuo primarily engages in lead, zinc and copper mining ore and generates revenue through the sales of processed lead, zinc and copper to customers primarily in Guangxi province. It is located in Xingping Town, the junction of Yangshuo, Gongcheng and Lingchuan. Yangshuo is a joint-stock enterprise established in the former State-owned Yangshuo County Lead-Zinc Mine and there are approximately 50 shareholders.

Yangshuo has a long history of lead, zinc and copper mining. In recent years, the Chinese government implemented and enforced environmental protection policy and the drawbacks of the joint-back cooperative system impacted the production efficiency and management of Yangshuo, its traditional business of mining of lead, zinc and copper has been idled in recent years. Since there was a considerable amount of mineral resources particularly in lead-zinc tailing reserve, Yangshuo has been exploring business opportunities in the processing of lead-zinc tailings. At present, Yangshuo is in a process of obtaining a mining certificate from governmental agencies.

During this transition period, Yangshuo made its building and land available for lease and entered into operating leases with individual and business lessees. The leases with individual lessees expire over the next 1 to 2 year(s) and the leases with commercial lessees expire over the next 3 years.

Significant Accounting Policies

Basis of Presentation

The financial statements of Yangshuo have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Yangshuo’s financial statements are expressed in U.S. dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates during the years ended December 31, 2017 and 2016 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going concern consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets. As of December 31, 2017 and December 31, 2016, the Company has incurred a comprehensive loss of $68,637 and $175,914 respectively and a negative working capital of $1,027,320 and $883,688 respectively. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In an effort to continue as a going concern, Yangshuo has entered into a series of contractual agreements with Shenzhen Gu Yue Environmental Protection Technology Co. Ltd. (“Gu Yue”), a PRC company on December 5, 2017. Based on these agreements, Gu Yue obtained the controlling interest of Yangshuo and provides operational, management, marketing, technological and other support services to Yangshuo’s tailing reserve and sand mix business. The shareholder may also continue to raise fund through private placement or issuance of shares to support the operational needs. Management believes that the foregoing actions would enable Yangshuo to continue as a going concern.

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Foreign Currency Translation

The reporting currency of Yangshuo is the U.S. dollar. Yangshuo use the local currency, Renminbi (RMB), as their functional currency as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive gain/(loss) amounted to $61,683 and $(73,921)as of December 31, 2017 and 2016, respectively.

Below is a table with foreign exchange rates used for translation:

For the year ended December 31, (Average Rate)		2017		2016
Chinese Renminbi (RMB)	RMB	6.7569	RMB	6.6400
United States dollar ($)		$1.0000		$1.0000

As of December 31, (Closing Rate)		2017		2016
Chinese Renminbi (RMB)	RMB	6.5063	RMB	6.9430
United States dollar ($)		$1.0000		$1.0000

Cash and Cash Equivalents

Yangshuo considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Yangshuo maintains with various financial institutions in the PRC. As of December 31, 2017 and 2016, cash balances held in PRC banks are uninsured. Yangshuo has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are recognized as expense as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Buildings	Over the lease term

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Intangibles

Intangible assets are carried at cost less accumulated amortization.

Yangshuo accounts for its significant leases of land use rights for purposes of classification of operating or capital. At the inception of the lease agreements, Yangshuo will classify the leases as capital leases under ASC 840-30 if (a) transfer of ownership to lessee at the end of the lease term, (b) bargain purchase option, (c) the lease term equals to or exceeds 75% of economic life of the leased property, and/or (d) present value of minimum lease payments exceeds 90% of fair value of the lease property. Otherwise, the leases will be classified as operating leases.

Intangible assets with finite useful lives are amortized on a straight-line basis that align with it economic benefits of the intangible assets to be consumed. The original estimated useful life for the land use rights of Yangshuo ranged from 38 to 70 years stipulated on the lease term.

Intangible assets are reviewed at least annually to determine whether there are any circumstances arisen that may trigger the impairment of their carrying values. Management considers intangible assets to be impaired if their carrying value exceeds the future projected cash flows from the perspective operations. Management also evaluates the periods of amortization to identify if any subsequent events or conditions that warrant revised estimates of useful lives.

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. Yangshuo assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When Yangshuo identifies an impairment, Yangshuo reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the fiscal years ended December 31, 2017 and 2016, management determined that there was no impairment.

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Yangshuo considers the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Yangshuo’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

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Revenue Recognition

Yangshuo recognizes revenue in accordance with ASC 605, Revenue Recognition, regarding revenue recognition which specifies that revenue is realized or realizable and earned. Sales revenue is recognized at the date the shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, Yanghshuo has no other obligations and collectability is reasonably assured. Payment received before all the relevant criteria are recorded as customer advance.

Yangshuo sells the products of lead and zinc ore mining to industrial users and/or construction companies in primarily Yangshuo county, Guangxi province of the PRC. Sales agreements are signed with some of the major customers. The agreements provide specific terms and conditions with the exception of delivery date and quantity, which are provided when customers requested orders. Yangshuo does not sell products on a consignment basis. There is no right of return or exchange after products are delivered and accepted by customers.

Operating revenue of Yangshuo represents the selling price of the products on invoice, net of a value-added tax (“VAT”).

During the transition period of Yangshuo exploring business opportunities, it made its land and buildings available for release. Rental income attributable to residential and commercial leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned. Leases entered into between a resident and a property for the rental of a unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis.

Concentration of Risk

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and other accounts receivable. As of December 31, 2017 and 2016, and $344,679 (RMB2,242,587) and $14,886 (RMB 103,350) were deposited with various major financial institutions located in the PRC, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. Historically, deposits in Chinese banks are secure due to state policy to protect depositor interests. However, China promulgated a Bankruptcy Law in August 2006 that came into effect on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures to provide for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the current Bankruptcy Law, a Chinese bank may file bankruptcy if it deems itself to be insolvent. In addition, since China’s concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have intensified competition in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy at the institutions that the Company maintains deposits has increased. In the event of bankruptcy, the Company is unlikely to reclaim its deposits in full since it is unlikely to be classified as a secured creditor under PRC laws.

Other accounts receivable consists of rental receivable and deposit paid. They are typically unsecured and rental receivable are derived from revenue earned from lessee, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its lessees’ creditworthiness and its ongoing monitoring of outstanding balances. The Company maintains reserves for estimated credit losses, and such losses have generally been within expectations.

Income Taxes

Yangshuo accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

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Yangshuo applies ASC 740, Accounting for Income Taxes , to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncement

Management’s discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. GAAP. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. The discussion of our critical accounting policies contained in Note 2 to our financial statements, “Summary of Significant Accounting Policies”, is incorporated herein by reference.

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Results of Operations of Yangshuo County Xing Yuan Lead-Zinc Mine Co. Ltd

The following discussion and analysis of the results of our operations should be read in conjunction with the Financial Statements of Yangshuo for the fiscal years ended December 31, 2017 and 2016 as well as the related notes to financial statements that are included elsewhere in this report.

Revenue

For the fiscal years ended December 31, 2017 and 2016, we have recognized $0 and $0 revenue, respectively. Yangshuo was in the process of transitioning its traditional lead-zinc mining business to exploration of lead-zinc tailings production. Accordingly, Yangshuo’s mining process has been idled and did not recognize revenue for both fiscal years ended December 31, 2017 and 2016 .

Operating Expenses

The operating expenses of Yangshuo, $158,554 and $136,777, mainly consists of general and administrative expenses for the fiscal years ended December 31, 2017 and 2016, respectively.

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Total operating expenses change during the fiscal year ended December 31, 2017, was $21,777 higher than that for the same period in 2016 due to higher payroll, repair and maintenance and advertising expenses accrued in the fiscal year 2017. Yangshuo has increased compensation for the staff, additional maintenance cost for its buildings and business promotion in 2017.

Our general and administrative expenses for the fiscal years ended December 31, 2017 and 2016 comprised of the following:

	Fiscal year ended 12/31/2017	Fiscal year ended 12/31/2016	Change	Percentage Change
Payroll and related benefits	$55,824	$37,372	$18,452	49%
Travel	5,553	979	4,574	467%
Office expense and meeting	19,067	35,880	(16,813)	(47)%
Utilities	4,054	2,033	2,021	99%
Repair and maintenance	20,363	5,160	15,203	295%
Insurance	-	5,225	(5,225)	(100)%
Depreciation and amortization	49,127	50,128	(1,001)	(2)%
Advertising	4,566	-	4,566	100%
Total	$158,554	$136,777	$21,777	16%

Loss from Operations

As a result of the factors discussed above, Yangshuo incurred a loss from operation of $130,320 for the fiscal year ended December 31, 2017 compared to a loss $101,993 for the fiscal year ended December 31, 2016.

Other Income (Expenses)

Yangshuo’s other income for the fiscal years ended December 31, 2017 and 2016 included the following:

Interest Income:

Interest income for the fiscal years ended December 31, 2017 and 2016 was $36 and $18, respectively.

Other Income, Net:

Yangshuo has recognized $28,234 and $34,784 of other income, net for the fiscal years ended December 31, 2017 and 2016. Out of this total amount, $31,139 and $26,852 related to rental for the fiscal years ended December 31, 2017 and 2016, respectively. Yangshuo has leased out its building to and entered into lease agreements with several individuals and corporate entities. Yangshuo also incurred $15,610 and $26,772 other income. Total rental and other income, $46,749 and $53,624 for the fiscal years ended December 31, 2017 and 2016, respectively were offset by bank loan interest $18,515 and $18,840, for the fiscal years ended December 31, 2017 and 2016, respectively.

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Provision for Income Taxes

For the fiscal year ended December 31, 2017 and 2016, the provision for income taxes was nil due to tax loss incurred and full valuation allowance provided on the deferred tax assets including the net operating losses.

Net Loss

As a result of the factors discussed above, for the year ended December 31, 2017, net loss amounted to $130,320, as compared to loss of $101,993 for the year ended December 31, 2016.

Foreign currency translation gain

The functional currency of our operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. Transaction gains and or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. As a result of foreign currency translations, which are a noncash adjustment, we reported a foreign currency translation gain of $61,683 for the year ended December 31, 2017, as compared to a foreign currency translation loss of $73,921 for the year ended December 31, 2016. This non-cash gain had the effect of decreasing our reported comprehensive loss.

Comprehensive loss

As a result of our foreign currency translation loss, we had comprehensive loss for the year ended December 31, 2017 of $68,637, compared to comprehensive loss of $175,914 for the year ended December 31, 2016.

Liquidity and Capital Resources

As of December 31, 2017, we had a cash balance of $344,679. During the year ended December 31, 2017, net cash provided by operating activities totaled to $312,242. There was no net cash provided by or used in investing and financing activities. Effect of exchange rate change on cash totaled $13,310. The resulting change in cash for the period was an increase of $325,552, which was primarily due to increase in payable to shareholders.

As of December 31, 2016, we had a cash balance of $19,127. During the year ended December 31, 2016, net cash used in operating activities totaled to $12,920. There was no net cash provided by or used in investing and financing activities. Effect of exchange rate change on cash totaled $(1,695). The resulting change in cash for the period was a decrease of $14,615, which was primarily due to net book loss.

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	Fiscal year ended 12/31/2017	Fiscal year ended 12/31/2016	Change	Percentage Change
	(Audited)	(Audited)
Net cash provided by (used in) operating activities	$312,242	$(12,920)	$325,162	(2,517)%
Net cash (used in) provided by investing activities	-	-	-	-
Net cash provided by financing activities	-	-	-	-
Effect of exchange rate change on cash	13,310	(1,695)	15,005	(885)%
Total net change in cash and cash equivalents	$325,552	$(14,615)	$340,167	(2,328)%

Net cash provided by operating activities increased by $325,162 to $312,242 as of December 31, 2017 from $(12,920) as of December 31, 2016. This increase is primarily attributable to funding received by the new shareholder in the fiscal year 2017 as discussed above.

The following table sets forth a summary of changes in our working capital from December 31, 2016 to December 31, 2017

				Percentage
	12/31/2017	12/31/2016	Change	Change
	(Audited)	(Audited)
Current Assets	$357,872	21,147	$336,725	1,592%
Current Liabilities	1,385,192	904,835	480,357	53%
	$(1,027,320)	(883,688)	$(143,632)	16%

Our working capital deficit increased by $143,632 from $883,688 as of December 31, 2016 to $1,027,320 as of December 31, 2017. This rise in working capital deficit is primarily attributable to additional accrued operating expenses by $59,967, increase in short-term loan balance by $30,459 due to appreciation of Chinese Renminbi, incurrence of payable to shareholders, $392,235. The overall increase in current liabilities is offset by higher cash balance as of December 31, 2017.

We require cash in approximately $1.0 million within the next twelve months including $0.5 million to repay outstanding short-term loans to the bank institutions and county agencies, $0.5 million to the third party vendors and employees payroll. In an effort to support and maintain our financial positions and operations, we have leased out our properties and land to multiple individuals and business parties. In the meanwhile, Yangshuo may continue to raise fund through private placement or issuance of shares to support the Company’s operational needs. We expect our sand tailing business will commence in late 2018. We believe that our current working capital is sufficient to support routine operations for the next 12 months.

Because the exchange rate conversion is different for the balance sheets and the statements of cash flows, the changes in assets and liabilities reflected on the statements of cash flows are not necessarily identical with the comparable changes reflected on the balance sheets.

Going Concern Consideration

Our operations and financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition, and results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities, or if we are able, there is no guarantee that existing shareholders will not be substantially diluted.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tang Dynasty and Its Subsidiaries

Overview

Tang Dynasty Investment Group Limited (“Tang Dynasty”) was incorporated under the laws of Hong Kong on March 22, 2017 and its principal office is located at suites 502 and 503 on the 5th floor of Fourseas Building in Jordan, Hong Kong. It assumed a full ownership and control of Shenzhen Gu Yue Environmental Protection Technology Co. Ltd (“Gu Yue”) on November 29, 2017.

Shenzhen Gu Yue Environmental Protection Technology Co. Ltd (“Gu Yue”) was incorporated on November 8, 2010 as a domestic company in the People’s Republic of China. It was converted to a Wholly Foreign-Owned Enterprise (“WFOE”) on November 29, 2017.

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd. (“Yangshuo”) was incorporated on January 22, 1996 under the laws of the People’s Republic of China. Yangshuo primarily engages in lead, zinc and copper mining ore and generates revenue through the sales of processed lead, zinc and copper to customers primarily in Guangxi province. Due to the Chinese government policy on environmental protection, its traditional business of mining of lead, zinc and copper has been idled in recent years. Yangshuo has been exploring business opportunities in the processing of lead-zinc tailings. During this transition period, Yangshuo made its building and land available for lease and entered into operating leases with individual and business lessees. The leases with individual lessees expire over the next 1 to 2 year(s) and the leases with commercial lessees expire over the next 3 years.

On December 5, 2017, Gu Yue obtained a controlling interest of Yangshuo through a series of contractual agreements including Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Power of Attorney and Equity Pledge Agreement. As a result, Gu Yue contractually controlled and managed an operating company, Yangshuo and conducted its business solely through Yangshuo, its variable interest entity.

Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The consolidated financial statements are expressed in U.S. dollars.

Principles of Consolidation

The consolidated financial statements include the financial statements of Tang Dynasty, its subsidiary and VIE. All intercompany transactions, balances and unrealized profit and losses have been eliminated on consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates during the year ended December 31, 2017 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going concern consideration

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets. As of December 31, 2017 the Company has incurred a comprehensive loss of $379,273, respectively and a negative working capital of $2,964,976. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In an effort to continue as a going concern, the shareholder continues to raise fund through private placement or issuance of shares to support the operational needs. The shareholders of Tang Dynasty also entered into a share exchange agreement with Image International Group, Inc. (“IMGL”), a U.S. public company, on January 15, 2018 which effected the reserve acquisition. Tang Dynasty became a wholly-owned subsidiary of IMGL. Management believes that the foregoing actions would enable the Company to continue as a going concern.

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Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. Tang Dynasty uses the local currency, Hong Kong Dollar, while Gu Yue and Yangshuo use the local currency, Renminbi (RMB), as their functional currencies as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive gain/(loss) amounted to $136,129 for the year ended December 31, 2017.

Below is a table with foreign exchange rates used for translation:

For the year ended December 31, 2017 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7926	6.7569

As of December 31, 2017 (Closing Rate)
United States dollar ($1)	7.8128	6.5063

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. We maintain with various financial institutions in Hong Kong and PRC. As of December 31, 2017, cash balances held in Hong Kong and PRC banks are uninsured. We have not experienced any losses in bank accounts and believes we are not exposed to any risks on our cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are recognized as expense as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Buildings	Over the lease term

Intangibles

Intangible assets are carried at cost less accumulated amortization.

We account for its significant leases of land use rights for purposes of classification of operating or capital. At the inception of the lease agreements, we will classify the leases as capital leases under ASC 840-30 if (a) transfer of ownership to lessee at the end of the lease term, (b) bargain purchase option, (c) the lease term equals to or exceeds 75% of economic life of the leased property, and/or (d) present value of minimum lease payments exceeds 90% of fair value of the lease property. Otherwise, the leases will be classified as operating leases.

Intangible assets with finite useful lives are amortized on a straight-line basis that align with it economic benefits of the intangible assets to be consumed. The original estimated useful life for the land use rights of Yangshuo ranged from 38 to 70 years stipulated on the lease term.

Intangible assets are reviewed at least annually to determine whether there are any circumstances arisen that may trigger the impairment of their carrying values. Management considers intangible assets to be impaired if their carrying value exceeds the future projected cash flows from the perspective operations. Management also evaluates the periods of amortization to identify if any subsequent events or conditions that warrant revised estimates of useful lives.

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Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When we identify an impairment, reduce the carrying amount of the asset to the estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the fiscal year ended December 31, 2017, management determined that there was no impairment.

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

We consider the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Our other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Revenue Recognition

We recognize revenue in accordance with ASC 605, Revenue Recognition, regarding revenue recognition which specifies that revenue is realized or realizable and earned. Sales revenue is recognized at the date the shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, we have no other obligations and collectability is reasonably assured. Payment received before all the relevant criteria are recorded as customer advance.

We sell the products of lead and zinc ore mining to industrial users and/or construction companies in primarily Yangshuo county, Guangxi province of the PRC. Sales agreements are signed with some of the major customers. The agreements provide specific terms and conditions with the exception of delivery date and quantity, which are provided when customers requested orders. We do not sell products on a consignment basis. There is no right of return or exchange after products are delivered and accepted by customers.

Operating revenue represents the selling price of the products on invoice, net of a value-added tax (“VAT”).

During the transition period of Yangshuo exploring business opportunities, it made its land and buildings available for release. Rental income attributable to residential and commercial leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned. Leases entered into between a resident and a property for the rental of a unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis.

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Concentration of Risk

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and other accounts receivable. As of December 31, 2017, $626,309 (HKD 4,893,226) and $360,512 (RMB 2,345,604) were deposited with various major financial institutions located in Hong Kong and the PRC, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. Under the Deposit Scheme Protection Rules of Hong Kong Special Administrative Region, China, eligible bank deposits with banks in Hong Kong are insured up to $63,998 (HKD500,000). Eligible bank deposits include all types of ordinary deposits in any currency such as current accounts, savings accounts, secured deposits and time deposits with a maturity term no more than 5 years.

Historically, deposits in Chinese banks are secure due to state policy to protect depositor interests. However, China promulgated a Bankruptcy Law in August 2006 that came into effect on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures to provide for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the current Bankruptcy Law, a Chinese bank may file bankruptcy if it deems itself to be insolvent. In addition, since China’s concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have intensified competition in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy at the institutions that the Company maintains deposits has increased. In the event of bankruptcy, the Company is unlikely to reclaim its deposits in full since it is unlikely to be classified as a secured creditor under PRC laws.

Other accounts receivable consists of rental receivable and deposit paid. They are typically unsecured and rental receivable are derived from revenue earned from leasee, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its leasees’ creditworthiness and its ongoing monitoring of outstanding balances. The Company maintains reserves for estimated credit losses, and such losses have generally been within expectations.

We consider the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Recent Accounting Pronouncements

Management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. The discussion of our critical accounting policies contained in Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies”, is incorporated herein by reference.

Results of Operations of Tang Dynasty Investment Group Limited and Its Subsidiaries

The following discussion and analysis of the results of our operations should be read in conjunction with the Financial Statements of Tang Dynasty Investment Group Limited and Its Subsidiaries for the fiscal year ended December 31, 2017 as well as the related notes to the consolidated financial statements that are included elsewhere in this report.

Revenue

For the fiscal year ended December 31, 2017, we have not recognized any revenue as we were in the process of transitioning its traditional lead-zinc mining business to exploration of lead-zinc tailings production. Accordingly, our mining process has been idled and we have not recognized any revenue related to our lead-zinc mining business.

Operating Expenses

The operating expenses of Tang Dynasty and its subsidiaries, $542,735, mainly consists of general and administrative expenses for the fiscal years ended December 31, 2017.

Our general and administrative expenses for the fiscal years ended December 31, 2017 comprised of the following:

Fiscal year ended 12/31/2017
Advertising	$4,566
Depreciation and amortization	49,127
Building management fee	2,513
Business development	9,085
Professional service fee	294,017
Utilities	5,678
Insurance	744
Office expenses	64,551
Repair and maintenance	29,419
Travel	9,733
Salary expense	68,143
Others	5,159
Total	$542,735

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Other Income (Expenses)

Our other income for the fiscal years ended December 31, 2017 included the following:

Interest Income:

Interest income for the fiscal years ended December 31, 2017 was $50.

Other Income, Net:

Total other income, net for the fiscal year ended December 31, 2017 was $27,333 for the fiscal year ended December 31, 2017. We have recognized total amount of other income, $46,927, which consisted of $31,139, rental income, $15,574, other non-operating income, $50 interest income and $164 foreign exchange transaction gain. Yangshuo has leased out its building to and entered into lease agreements with several individuals and corporate entities. The total amount of other income, $46,927, was offset by $1,079 bank charges and $18,515 bank loan interest.

Provision for Income Taxes

For the fiscal year ended December 31, 2017, the provision for income taxes was nil due to tax loss incurred and a full valuation allowance provided on the deferred tax assets including the net operating losses.

Net Loss

As a result of the factors discussed above, for the year ended December 31, 2017, net loss amounted to $515,402.

Foreign currency translation gain

The functional currencies of our operations in Hong Kong and the PRC are Hong Kong Dollar (“HKD”) and the Chinese Yuan or Renminbi (“RMB”), respectively. The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. Transaction gains and or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. As a result of foreign currency translations, which are a noncash adjustment, we reported a foreign currency translation gain of $136,129 for the year ended December 31, 2017. This non-cash gain had the effect of decreasing our reported comprehensive loss.

Comprehensive loss

As a result of our net loss after income taxes, we had comprehensive loss for the year ended December 31, 2017 of $379,273.

Liquidity and Capital Resources

As of December 31, 2017, we had a cash balance of $986,821. During the year ended December 31, 2017, net cash provided by operating activities totaled to $951,479. Net cash provided by financial activities totaled to $1,288. There was no net cash provided by or used in investing activities. Effect of exchange rate change on cash totaled $12,340. The resulting change in cash for the period was an increase of $965,107, which was primarily due to the increase in amount due to related parties.

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Fiscal year ended 12/31/2017
(Audited)
Net cash provided by operating activities	$951,479
Net cash (used in) provided by investing activities	-
Net cash provided by financing activities	1,288
Effect of exchange rate change on cash	12,340
Total net change in cash and cash equivalents	$965,107

The following table sets forth a summary of changes in our working capital from December 31, 2017

12/31/2017
(Audited)
Current Assets	$1,084,215
Current Liabilities	4,049,191
$(2,964,976)

We require cash in approximately $4.0 million within the next twelve months including $0.5 million to repay outstanding short-term loans to the bank institutions and county agencies, $0.5 million to third party vendors and employees, $0.4 million to shareholder and $2.6 million   to our directors. In an effort to support and maintain our financial positions and operations, we have leased out our properties and land to multiple individuals and business parties. Furthermore, in the first quarter of 2018, we have entered into a share exchange agreement with Image International Group Limited (“IMGL”) which enabled us to raise capital through the over-the-counter channel.

Because the exchange rate conversion is different for the balance sheets and the statements of cash flows, the changes in assets and liabilities reflected on the statements of cash flows are not necessarily identical with the comparable changes reflected on the balance sheets.

Going Concern Consideration

Our operations and financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition, and results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities, or if we are able, there is no guarantee that existing shareholders will not be substantially diluted.

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PROPERTIES

Tang Dynasty leased approximately 1,119.45 square feet of office space at suites 502 and 503 on the 5 th floor of Fourseas building in Jordan, Hong Kong. The lease was effective on July 1, 2017 and expires on June 30, 2019 and provides for a monthly rent payment of approximately $8,638 (HKD 57,600), management fee approximately $489 (HKD 3,264) and utility charges approximately $1,008 (HKD 6,720).

Yangshuo has owned the following properties and land use rights in Yangshuo town, Yangshuo county, Guilin City, Guangxi Province, PRC:

Location	Area (square meters)	Purpose
No. 28 Shenshan Road, Yangshuo Town, Yangshuo County, Guilin City, Guangxi Province, PRC	734.40	Land use rights
Dongling Road, Yangshuo Town, Yangshuo County, Guilin City, Guangxi Province, PRC	4093.80	Land use rights
No. 20 Chenzhong Road, Yangshuo Town, Yangshuo County, Guilin City, Guangxi Province, PRC	643.60	Land use rights and commercial/residential real property

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

Our Directors and Executive Officers

On August 1, 2017, Image International Group, Inc. reported the resignation of Geoff Armstrong from the positions of President, Chief Executive Officer, Secretary and Director. His resignation is not the result of any disagreements with the Company. Accordingly, as of August 1, 2017, we appointed Mr. Hoi Ming Chan as our President, Chief Operating Officer, Secretary and Director.

As such, as of January 18, 2018, the date this Report was originally filed, our sole officer and director is a resident of Canada and Hong Kong. As a result, it may be difficult for investors to effect service of process within the United States upon him to enforce court judgments obtained against them in the United States courts.

The following table sets forth certain information concerning our directors and executive officers:

Name	Age	Position	Date

Hoi Ming Chan	57	President, Chief Operating Officer, Secretary and Director	August 1, 2017

Edward Low	46	Chief Financial Officer, Director	January 1, 2009

The following is a summary of the biographical information of our directors and officers:

Mr. Hoi Ming Chan, President, Chief Operating Officer, Secretary and Director , started his career in Hong Kong early in 1990s as sales manager of a music bookstore and involved in the publishing of music masterpieces. In April 1985, he moved to Toronto, Canada and opened a retail clothing store. Later he was employed by Imagination Magazine as Chief Editor. Then he returned to Hong Kong in 1991 with his family and worked as Executive Director of Wise Faith Co Ltd. In November 1998, Hoi Ming returned to Toronto, Canada where he started a property investment and management company that purchased its first industrial–commercial property in Scarborough, Ontario. The property was converted and sold as condominium generating solid profits for the company. In July 2000, the company purchased another property in Toronto which became his last acquisition in this field as Mr. Chan directed his attention towards renewable energy projects in China.

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From January 2002 through March 2008, Mr. Chan was the Chairman and President of Cambridge Education Group, and Chairman of Cambridge Institute of Science and Technology. Mr. Chan is an inventor of new energy technology, he has many individual registered patented technology certificates pertaining to the environmental and energy aspects. Also, Mr. Chan has participated in a number of waste disposal plants in Shijiazhuang China beginning in February 2007 and has been working on power generation projects from March 2010 to present. Mr. Chan is an advocate of new environmental protection energy technology, research, and work on commercial applications in China in order to establish a new energy research, development and manufacturing base within the country beginning with a project in co-operation with Dalian Xinbao Biomass Co Ltd. Mr. Chan is a respected businessman and maintains the backing of the senior level of Chinese government as the country moves towards reducing its carbon footprint.

Mr. Edward Low, Chief Financial Officer and Director, has provided accounting services to public companies for the past 20 years. Most recently, Mr. Low was the Controller for Nevada Geothermal Power Inc., an alternative energy company with an operating geothermal power plant in northern Nevada from February 2003 through June 2012.

Mr. Low’s skills include financial reporting and accounting under IFRS and US GAAP, consolidation of financial statements, budgeting, variance analysis, internal controls, staff supervision, assisting with companies going public, various accounting and income tax software developed over the last fifteen plus years of handling the various responsibilities required to serve in positions from company controller to chief financial officer.

Term of Office

Our directors hold their positions until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Director Independence

Except as reported above, our President, Chief Executive Officer, Secretary and Director, Mr. Hoi Ming Chan, and our Chief Financial Officer and Director, Mr. Edward Low, do not hold any directorships in other reporting companies and does not qualify as an “independent director” under the Rules of NASDAQ, Marketplace Rule 4200(a)(15). There are no family relationships among our directors or officers.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, our sole officer and director (including those of our subsidiaries) has not:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to the stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. Our sole director believes that there are general requirements for service on the Board that are applicable to directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board considers the qualifications of director and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by the stockholders, the Board will consider the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors it determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that should be represented on the Board as a whole, in light of the Company’s current needs and its business priorities. The Board believes that it should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a chief executive officer, president or similar position at a company.

Presently, Mr. Hoi Ming Chan is the President, Chief Operating Officer, Secretary and Director of the Company. Mr. Hoi Ming Chan possesses many of the skills and experience needed for our business. He has years of experience in the new energy technology and power generation industries. His knowledge of the industries and familiarity with business management makes him valuable to the Board. Mr. Edward Low is the Chief Financial Officer and Director of the Company. Mr. Edward Low has provided extensive accounting services to public companies for the past 20 years and has served in the executive positions in couple energy resources companies. His financial and industrial knowledge is essential to our board.

The Board plans to eventually increase its membership to include directors with skills and experience complementary to background of Mr. Hoi Ming Chan and Mr. Edward Low.

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Board Leadership Structure and Role in Risk Oversight

Mr. Hoi Ming Chan is the Company’s President, Chief Operating Officer, Secretary and Director. Mr. Edward Low is the Company’s Chief Financial Officer and Director. The Board’s role in the risk oversight of the Company includes, among other things:

-	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

-	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

-	reviewing annually the independence and quality control procedures of the independent auditors;

-	reviewing and approving all proposed related party transactions;

-	discussing the annual audited financial statements with the management; and

-	meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

Board Committees

Audit Committee . We intend to establish an audit committee of the Board which will consist of soon-to-be-nominated independent directors. The audit committee’s duties will be to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Audit Committee Financial Expert . The Board currently acts as our audit committee. The Board is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K and directors that are “independent” as that term is used in Section 10A of the Exchange Act.

Compensation Committee . We intend to establish a compensation committee of the Board. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers.

Nominating Committee . We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

Code of Ethics

We are developing a Code of Business Conduct and Ethics that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees.

EXECUTIVE COMPENSATION

Our executive compensation program is designed to help us attract talented individuals to manage and operate all aspects of our business, to reward those individuals fairly over time and to retain those individuals who continue to meet our high expectations.

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The following is a summary of the compensation we paid to our former Chief Executive Officer and current Chief Executive Officer and Chief Financial Officer for the two years ended December 31, 2017 and 2016. This includes all compensation, including any compensation paid to the officer by any of our subsidiaries. Other than otherwise disclosed, no executive officer received compensation in excess of $100,000 in 2017 or 2016.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Base Compensation (annual, unless otherwise noted)	Bonus	Stock Options	Total Annual
Geoffrey Armstrong; President, Chief Executive Officer, Secretary and Director (1)	2015	48,000	-	-	48,000
	2016	48,000	-	-	48,000
	2017	-	-	-	-

Hoi Ming Chan; President, Chief Executive Officer, Secretary and Director (1)	2017	50,000	-	-	50,000

Edward Low; Chief Financial Officer and Director	2015	42,000	-	-	42,000
	2016	42,000	-	-	42,000
	2017	42,000	-	-	42,000

(1)	On August 1, 2017, Geoffrey Armstrong resigned from the positions of President, Chief Executive Officer, Secretary and Director. Hoi Ming Chan was appointed as our new President, Chief Executive Officer, Secretary and Director effective from August 1, 2017.

Employment Agreements

As of the reporting date, we have entered into an employment agreement with our sole Chief Financial Officer. For other executives, directors or employees, we have not entered into any direct or indirect employment agreements of the reporting date although they may enter into such arrangements in the future.

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Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for Hong Kong private companies in to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We will consider forming a compensation committee to oversee the compensation of our named executive officers. The majority of the members of the compensation committee would be independent directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

As of the date of this report, our directors have received no compensation for their service on the board of directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of that compensation program will be negotiated with each independent director.

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Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the fiscal year ended December 31, 2017, by the executive officers named in the Executive Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the ownership of our securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of our outstanding common stock, or any member of the immediate family of any such person have, to our knowledge, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect our company.

On January 15, 2018, IMGL entered into a Share Exchange Agreement with Tang Dynasty Investment Group Limited. Tang Dynasty Investment Group Limited is a limited liability company incorporated on March 22, 2017 under the laws of Hong Kong, Special Administrative Region, China. Prior to the Share Exchange Agreements, all its 10,000 issued and outstanding shares, par value $0.128 (HK$1) per share, were owned by Mr. Hoi Ming Chan, Yuk Kiu Chan, Herman Cheuk Kau Kwong, Kwok Leung Lee, Ni Qin, and Ping Chan

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation. We, however, are currently involved as a third party in an administrative litigation between Yunsheng Yang and Yangshuo County People’s Government.

In an administrative litigation in 2017, the plaintiff Yunsheng YANG, an independent third party to Yangshuo, filed a claim against the Yangshuo County People’s Government (the “Government”) naming Yangshuo as the third party in revoking the State-owned Land Use Certificate (Shuo Guo Yong (2015) No.500), which states that Yangshuo has the right to use the land involved of area of approximately 734.4㎡ (the “Land”). On August 10, 2017, the Guilin Intermediate People’s Court held that there was no evidence that could prove the plaintiff has any right regarding the Land and dismiss all the plaintiff’s claims.

The plaintiff was unsatisfied with the judgment and appealed to the Guilin Intermediate People’s Court. The second trial is pending now. If the judge upholds the plaintiff’s claims, Yangshou might lose the right to use the involved land.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTCBB since March 18, 2014 under the designation “IMGL,” however, there has been no trading in our common stock historically.

If a market develops, the trading of our common stock is likely to be thin and volatile. The market price of our common stock will be subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

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Holders of Our Common Stock

As of May 21, 2018, we have 414,059,000 shares of Common Stock outstanding held by 31 shareholders. The holders of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holder of the common stock has no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our PRC operation entity for our funds and PRC regulations may limit the amount of funds distributed to us from our PRC operation entity, which will affect our ability to declare any dividends.

Stock Option and Warrant Grants

We have no stock option and warrant granted to our executives, employees, vendors, consultants and any other parties as of the reporting date.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Equity Compensation Plans

We have not adopted any equity compensation plans as of the reporting date.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

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RECENT SALES OF UNREGISTERED SECURITIES

On January 15, 2018, we consummated a Share Exchange Agreement with Tang Dynasty, to acquire all the issued and outstanding capital stock of Tang Dynasty, a Hong Kong company, in exchange for the issuance to 400,000,000 restricted shares of our common stock.

We claim an exemption from the registration requirements of the Act for the private placement of the shares of our common stock to, shareholders of Tang Dynasty, pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

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DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 1,000,000,000 shares of common stock, par value $0.001 per share, and no share of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Indemnification of Directors and Officers

Under provisions of the certificate of incorporation and bylaws of the registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees, in connection with threatened, p ending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the registrant unless such court also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The registrant’s Articles of Incorporation also eliminates the liability of directors of the registrant for monetary damages to the fullest extent permissible under Nevada law.

Indemnification against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

As more fully described in Items 1.01 and 2.02 above, on January 15, 2018, Image International Group, Inc. (“IMGL”) entered into a share exchange agreement (“Share Exchange Agreement”) with (i) Tang Dynasty Investment Group Limited, a limited liability company formed under the laws of Hong Kong, Special Administrative Region, China (“Tang Dynasty”). Pursuant to the terms of the Share Exchange Agreement, we issued 400,000,000 new shares of our common stock, par value at $0.001 per share for all of the outstanding common stock of Tang Dynasty. As a result, Tang Dynasty became a wholly owned subsidiary of ours.

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Prior to the closing of the Share Exchange were exchanged, 10,000 shares of Tang Dynasty’s common stock were issued and outstanding. Mr. Hoi Ming Chan, who is also the sole director of Tang Dynasty, Yuk Kiu Chan, Herman Cheuk Kau Kwong, Kwok Leung Lee, Ni Qin, and Ping Chan acquired all the issued and outstanding capital stock of Tang Dynasty. 10,000 shares of Tang Dynasty’s common stock were in exchange for the issuance of 400,000,000 restricted shares of our common stock (the “Reverse Merger”). The Reverse Merger closed on January 18, 2018.

In connection with this change in control, and as more fully described in Item 2.01 above under the section titled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” and in Item 5.02 below, effective August 1, 2017, Geoff Armstrong resigned from all officers and directors positions they held with the Company due to personal reasons and Mr. Hoi Ming Chan was appointed as the President, Chief Executive Officer, Secretary and director of the Company. There were no disagreements between Geoff Armstrong and the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 which is incorporated herein by reference. For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” under Item 2.01 which disclosure is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired

In accordance with Item 9.01(a), Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.’s audited financial statements as of, and for the years ended December 31, 2017 and 2016, Tang Dynasty Investment Group Limited and its Subsidiaries’ audited financial statements as of, and for the year ended December 31, 2017, and the accompanying notes, are included in this Report beginning on Page F-1.

(b)	Pro forma financial information

Pursuant to Item 9.01(c), the following unaudited pro forma financial information with respect to the Share Exchange with Tang Dynasty reported on Form 8-K/A are included in this Report beginning

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2017

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2017

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(c)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K/A, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K/A and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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(d)	The following exhibits are filed with this report:

Exhibit Number	Description

2.1	Share Exchange Agreement, dated as of January 15, 2018, by and among the Registrant, Tang Dynasty and Hoi Ming Chan.

3.1	Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on June 14, 2013 and Form 8-K filed on December 29, 2014)

3.2	By-Laws of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Registration Statement on Form S-1 filed on June 14, 2013)

10.1	Exclusive Business Cooperation Agreement, dated as of December 5, 2017, between Shenzhen Gu Yue Environmental Protection Co. Ltd. (“WFOE”) and Yangshuo County Xin Yuan Lead-Zinc Mine Co. Ltd (“Yangshuo”).

10.2	Equity Pledge Agreement, dated as of December 5, 2017, by and among WFOE and the shareholders of Yangshuo.

10.3	Exclusive Option Agreement, dated as of December 5, 2017, by and among Tang Dynasty, Yangshuo, and the shareholders of Yangshuo.

10.4	Power of Attorney, dated as of December 5, 2017, by and among WFOE, Yangshuo, and the shareholders of Yangshuo.

10.5	Valuation Report of various properties at Yangshou County, Guilin City, Guangxi Zhuang Autonomous Region, the People’s Republic of China (the “Properties”)

21.1	Subsidiaries of the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image International Group, Inc.

Date: May 21, 2018
/s/ Hoi Ming Chan
	Name:	Hoi Ming Chan
	Title:	Chief Executive Officer

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YANGSHUO COUNTY XING YUAN LEAD-ZINC MINE CO., LTD

FINANCIAL STATEMENTS

TANG DYNASTY INVESTMENT GROUP LIMITED AND ITS SUBSIDIARIES

IMAGE INTERNATIONAL GROUP, INC. (IMGL) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Data	F-34

Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2017	F-35

Unaudited Pro Forma Condensed Statements of Operations for the Year Ended December 31, 2017	F-36

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-37

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

F-1

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.:

We have audited the accompanying balance sheets of Yangshuo County Xing Yuan Lead-Zinc Co., Ltd (the “Company”) as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

Hong Kong, China

May 21, 2018

F-2

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Balance Sheets

		December 31, 2017	December 31, 2016
	Note	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents		$344,679	$19,127
Deposits and other receivables, net	3	13,193	2,020
Total current assets		357,872	21,147

Non-current assets
Property, plant and equipment, net	4	198,548	191,249
Intangible assets, net	5	1,753,907	1,686,211
Total non-current assets		1,952,455	1,877,460

Total assets		$2,310,327	$1,898,607

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Short term loans	6	484,260	453,801
Other payables and accrued liabilities	7	508,697	448,730
Deferred revenue		-	2,304
Amount due to related parties	8	392,235	-
Total current liabilities		1,385,192	904,835

Total liabilities		1,385,192	904,835

STOCKHOLDERS’ EQUITY

Common stock		130,548	130,548
Additional paid-in capital		826,250	826,250
Retained earnings		32,828	163,148
Accumulated other comprehensive loss		(64,491)	(126,174)
Total stockholders’ equity		925,135	993,772

Total liabilities and stockholders’ equity		$2,310,327	$1,898,607

The accompanying notes are an integral part of these financial statements.

F-3

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Statements of Operations

	For the Year Ended December 31,2017	For the Year Ended December 31,2016
	(Audited)	(Audited)
Revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Operating expenses
General and administrative expenses	(158,554)	(136,777)

Loss from operations	(158,554)	(136,777)

Other income (expense):
Interest income	36	18
Interest expense	(18,515)	(18,840)
Other income	46,713	53,606
Total other income (expense)	28,234	34,784

Loss before income taxes	(130,320)	(101,993)

Income taxes	-	-

Net loss	(130,320)	(101,993)

Foreign currency translation adjustment	61,683	(73,921)

Comprehensive loss	$(68,637)	$(175,914)

The accompanying notes are an integral part of these financial statements.

F-4

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Statements of Stockholders’ Equity

	Common stock	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Total stockholders’ equity
Balance, December 31, 2015	$130,548	826,250	265,141	(52,253)	1,169,686
Net loss for the year	-	-	(101,993)	-	(101,993)
Foreign currency translation adjustment	-	-	-	(73,921)	(73,921)
Balance, December 31, 2016	130,548	$826,250	$163,148	$(126,174)	$993,772
Net loss for the year	-	-	(130,320)	-	(130,320)
Foreign currency translation adjustment	-	-	-	61,683	61,683
Balance, December 31, 2017	$130,548	$826,250	$32,828	$(64,491)	$925,135

F-5

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Statements of Cash Flows

	For the year ended December 31,2017	For the year ended December 31,2016
	(Audited)	(Audited)
Cash flows from operating activities:
Net loss	$(130,320)	$(101,993)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	5,332	5,441
Amortization	43,795	44,687
Changes in operating assets and liabilities:
Decrease (increase) in other receivables	(10,628)	27,791
Increase in other payables and accrued liabilities	28,741	19,593
(Decrease) in deferred revenue	(2,368)	(8,439)
Increase in amount due to related parties	377,690	-
Net cash provided by / (used in) operating activities	312,242	(12,920)

Net increase (decrease) in cash and cash equivalents	312,242	(12,920)

Effect of exchange rate changes on cash	13,310	(1,695)

Cash and cash equivalents, beginning balance	19,127	33,742

Cash and cash equivalents, ending balance	$344,679	19,127

Supplementary cash flows information:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd. (“Yangshuo”) was incorporated on January 22, 1996 under the laws of the People’s Republic of China. Yangshuo primarily engages in lead, zinc and copper mining ore and generates revenue through the sales of processed lead, zinc and copper to customers primarily in Guangxi province. It is located in Xingping Town, the junction of Yangshuo, Gongcheng and Lingchuan. Yangshuo is a joint-stock enterprise established in the former State-owned Yangshuo County Lead-Zinc Mine and there are approximately 50 shareholders.

Yangshuo has a long history of lead, zinc and copper mining. In recent years, the Chinese government implemented and enforced environmental protection policy and the drawbacks of the joint-back cooperative system impacted the production efficiency and management of Yangshuo, its traditional business of mining of lead, zinc and copper has been idled in recent years. Since there was a considerable amount of mineral resources particularly in lead-zinc tailing reserve, Yangshuo has been exploring business opportunities in the processing of lead-zinc tailings. At present, Yangshuo is in process of obtaining the mining certificate from governmental agencies.

During this transition period, Yangshuo made its building and land available for lease and entered into operating leases with individual and business lessees. The leases with individual lessees expire over the next 1 to 2 year(s) and the leases with commercial lessees expire over the next 3 years.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies

Basis of Presentation

The financial statements of Yangshuo have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Yangshuo’s financial statements are expressed in U.S. dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates during the years ended December 31, 2017 and 2016 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going concern consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets. As of December 31, 2017 and December 31, 2016, the Company has incurred a comprehensive loss of $68,637 and $175,914, respectively and a negative working capital of $1,027,320 and $883,688, respectively. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

F-7

In an effort to continue as a going concern, Yangshuo has entered into a series of contractual agreements with Shenzhen Gu Yue Environmental Protection Technology Co. Ltd. (“Gu Yue”), a PRC company on December 5, 2017. Based on these agreements, Gu Yue obtained the controlling interest of Yangshuo and provides operational, management, marketing, technological and other support services to Yangshuo’s tailing reserve and sand mix business. The shareholder may also continue to raise fund through private placement or issuance of shares to support the operational needs. Management believes that the foregoing actions would enable Yangshuo to continue as a going concern.

Foreign Currency Translation

The reporting currency of Yangshuo is the U.S. dollar. Yangshuo use the local currency, Renminbi (RMB), as their functional currency as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive gain/(loss) amounted to $61,683 and $(73,921) as of December 31, 2017 and 2016, respectively.

Below is a table with foreign exchange rates used for translation:

For the year ended December 31, (Average Rate)	2017		2016
Chinese Renminbi (RMB)	RMB	6.7569	RMB	6.6400
United States dollar ($)		$1.0000		$1.0000

As of December 31, (Closing Rate)	2017		2016
Chinese Renminbi (RMB)	RMB	6.5063	RMB	6.9430
United States dollar ($)		$1.0000		$1.0000

Cash and Cash Equivalents

Yangshuo considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Yangshuo maintains with various financial institutions in the PRC. As of December 31, 2017 and 2016, cash balances held in PRC banks are uninsured. Yangshuo has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are recognized as expense as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Buildings	Over the lease term

F-8

Intangibles

Intangible assets are carried at cost less accumulated amortization.

Yangshuo accounts for its significant leases of land use rights for purposes of classification of operating or capital. At the inception of the lease agreements, Yangshuo will classify the leases as capital leases under ASC 840-30 if (a) transfer of ownership to lessee at the end of the lease term, (b) bargain purchase option, (c) the lease term equals to or exceeds 75% of economic life of the leased property, and/or (d) present value of minimum lease payments exceeds 90% of fair value of the lease property. Otherwise, the leases will be classified as operating leases.

Intangible assets with finite useful lives are amortized on a straight-line basis that align with it economic benefits of the intangible assets to be consumed. The original estimated useful life for the land use rights of Yangshuo ranged from 38 to 70 years stipulated on the lease term.

Intangible assets are reviewed at least annually to determine whether there are any circumstances arisen that may trigger the impairment of their carrying values. Management considers intangible assets to be impaired if their carrying value exceeds the future projected cash flows from the perspective operations. Management also evaluates the periods of amortization to identify if any subsequent events or conditions that warrant revised estimates of useful lives.

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. Yangshuo assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When Yangshuo identifies an impairment, Yangshuo reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the fiscal years ended December 31, 2017 and 2016, management determined that there was no impairment.

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

F-9

Yangshuo considers the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Yangshuo’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Revenue Recognition

Yangshuo recognizes revenue in accordance with ASC 605, Revenue Recognition, regarding revenue recognition which specifies that revenue is realized or realizable and earned. Sales revenue is recognized at the date the shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, Yanghshuo has no other obligations and collectability is reasonably assured. Payment received before all the relevant criteria are recorded as customer advance.

Yangshuo sells the products of lead and zinc ore mining to industrial users and/or construction companies in primarily Yangshuo county, Guangxi province of the PRC. Sales agreements are signed with some of the major customers. The agreements provide specific terms and conditions with the exception of delivery date and quantity, which are provided when customers requested orders. Yangshuo does not sell products on a consignment basis. There is no right of return or exchange after products are delivered and accepted by customers.

Operating revenue of Yangshuo represents the selling price of the products on invoice, net of a value-added tax (“VAT”).

During the transition period of Yangshuo exploring business opportunities, it made its land and buildings available for release. Rental income attributable to residential and commercial leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned. Leases entered into between a resident and a property for the rental of a unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis.

Concentration of Risk

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and other accounts receivable. As of December 31, 2017 and 2016, $344,679 (RMB 2,242,587) and $14,886 (RMB 103,350) were deposited with various major financial institutions located in the PRC, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. Historically, deposits in Chinese banks are secure due to state policy to protect depositor interests. However, China promulgated a Bankruptcy Law in August 2006 that came into effect on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures to provide for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the current Bankruptcy Law, a Chinese bank may file bankruptcy if it deems itself to be insolvent. In addition, since China’s concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have intensified competition in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy at the institutions that the Company maintains deposits has increased. In the event of bankruptcy, the Company is unlikely to reclaim its deposits in full since it is unlikely to be classified as a secured creditor under PRC laws.

Other accounts receivable consists of rental receivable and deposit paid. They are typically unsecured and rental receivable are derived from revenue earned from leasee, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its leasees’ creditworthiness and its ongoing monitoring of outstanding balances. The Company maintains reserves for estimated credit losses, and such losses have generally been within expectations.

F-10

Income Taxes

Yangshuo accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Yangshuo applies ASC 740, Accounting for Income Taxes , to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncement

Recently Adopted Accounting Standards

Disclosure of Going Concern Uncertainties: In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in ASU 2014-15 are effective for fiscal years and interim periods within those years, beginning after December 15, 2016. We adopted this amendment in the year beginning January 01, 2017. The adoption of ASU 2014-15 did not have a material impact on the Company’s financial statements.

Accounting Pronouncements Issued But Not Yet Adopted

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for us in our first quarter of fiscal 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09 (full retrospective method); or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09 (modified retrospective method). The Company elected the modified retrospective approach.

The Company’s assessment efforts have included reviewing current revenue processes, arrangements and accounting policies to identify potential differences that could arise from the application of this standard on its consolidated financial statements and related disclosures. The Company expects the impact of the adoption of this standard is nominal on its financial statements since the Company’s traditional lead-zinc mining business has been idled and the Company is transitioning to a new business in sand tailing.

Financial instrument: In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and early adoption is not permitted. Accordingly, the standard is effective for us on January 1, 2018. Since the Company do not have any financial instruments, management does not expect there will be any material impact on the financial statements.

Leases : In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-2”), which provides guidance on lease amendments to the FASB Accounting Standard Codification. This ASU will be effective for us on January 1, 2019. We are currently in the process of evaluating the impact of the adoption of ASU 2016-2 on our consolidated financial statements.

F-11

Financial Instruments - Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

Statement of Cash Flows: In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for the Company for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company evaluated that none of the specific type of cash flow issues provided on this pronouncement is applicable. Therefore, the Company does not believe that this standard has a significant impact on the presentation of its consolidated statement of cash flows.

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash” (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017 and early adoption is permitted. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. The Company has already disclosed the restricted cash separately on its Consolidated Statements of Financial Position. Beginning the first quarter of 2018, the Company has adopted and also include the restricted cash balances on the Statements of Consolidated Cash Flows and reconciliation of Cash, cash equivalent and restricted cash within its Consolidated Statements of Financial Positions that sum to the total of the same such amounts shown in its Consolidated Statements of Cash Flows.

Business Combination: In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The Company has adopted this guidance effective for us in the first quarter of 2018 on a prospective basis. This standard does not have a material impact on our consolidated financial statements unless and until the Company plans an acquisition or deconsolidation in the future.

Financial Instruments - Credit Losses: In June 2017, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2017-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the impact of this standard on the Company’s consolidated financial statements and related disclosures.

Revenue Recognition and Leases: In September 2017, the FASB issued ASU 2017-13, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842). The main objective of this pronouncement is to clarify the effective date of the adoption of ASC Topic 606 and ASC Topic 842 and the definition of public business entity as stipulated in ASU 2014-09 and ASU 2016-02. ASU 2014-09 provides that a public business entity and certain other specified entities adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. All other entities are required to adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. ASU 2016-12 requires that “a public business entity and certain other specified entities adopt ASC Topic 842 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. All other entities are required to adopt ASC Topic 842 for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020”. ASU 2017-13 clarifies that the SEC would not object certain public business entities to elect to use the non-public business entities effective dates for applying ASC 606 and ASC 842. ASU 2017-13, however, limits such election to certain public business entities that “otherwise would not meet the definition of a public business entity except for a requirement to include or inclusion of its financial statements or financial information in another entity’s filings with the SEC”. The Company elected to adopt ASC Topic 606 and ASC Topic 842 beginning January 1, 2018 and January 1, 2019, respectively.

Except for the ASU above, in the period from February 2018 through April 2018, the FASB has issued ASU No. 2018-02 through ASU 2018-05, which are not expected to have a material impact on the consolidated financial statements upon adoption.

F-12

NOTE 3 – DEPOSITS AND OTHER RECEIVABLES

Deposits and other receivables consisted of the following:

	December 31, 2017	December 31, 2016
	(Audited)	(Audited)
Rental receivable	$13,193	$2,020
Less: allowance for doubtful accounts	-	-
Total deposits and other receivables, net	$13,193	$2,020

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	December 31, 2017	December 31, 2016
	(Audited)	(Audited)
Buildings	$215,176	$201,642
Less: accumulated depreciation and impairment charges	(16,628)	(10,393)
Total property, plant and equipment, net	$198,548	$191,249

The depreciation expenses for years ended December 31, 2017 and 2016 were $5,332 and $5,441, respectively

NOTE 5 – INTANGIBLES, NET

Intangible assets consisted of the following:

	December 31, 2017	December 31, 2016
	(Audited)	(Audited)
Land use rights	$1,890,475	$1,771,569
Less: accumulated amortization	(136,568)	(85,358)
Total intangibles, net	$1,753,907	$1,686,211

The amortization expenses of land use rights for the years ended December 31, 2017 and 2016 were $43,795 and $44,687 respectively.

F-13

The estimated amortization expenses for each of the five succeeding years is as follows:

Year ending December 31,	Estimated amortization expense

2018	$43,795
2019	43,795
2020	43,795
2021	43,795
2022	43,795
Thereafter	1,534,932
Total	$1,753,907

NOTE 6 – SHORT TERM LOANS

Short-term loans represented amounts due to bank and government agency, normally due within one year. The principal of the loans is due at maturity but can be renewed at the bank’s option. Interest is due monthly.

Short term loans due to bank and government consisted of the following as of the years indicated:

	December 31, 2017	December 31, 2016
	(Audited)	(Audited)

Loan from Agricultural Bank of China with original principal amount at RMB 1,497,945 at a variable interest rate. Average interest rate is 4.9% for the years ended December 31, 2017 and 2016. The loan is matured in October 1989 . Yangshuo is negotiating an extension with the lender.	$230,230	$215,749

Loan from the Yangshuo County Bureau of Finance with original principal amount RMB 652,794 at a fixed interest rate. Interest rate is 7.92% per annum for the years ended December 31, 2017 and 2016. The loan is repayable on demand.	100,333	94,022

Loan from the Yangshuo County Bureau of finance with original loan amount RMB 1,000,000 at a zero interest rate. The loan is repayable on demand.	153,697	144,030

Total short-term loans	$484,260	$453,801

Interest expense on short term loans for the years ended December 31, 2017 and 2016 amounted to $18,515 and $18,840, respectively. No interest expense has been capitalized into property, plant and equipment as all borrowings were for working capital purposes.

F-14

NOTE 7 – OTHER PAYABLES AND ACCRUED LIABILITES

Deposits and other payables as of December 31, 2017 and 2016 consisted of:

	December 31, 2017	December 31, 2016
	(Audited)	(Audited)
Security deposits	$83,797	$72,253
Other payable	13,050	12,230
Accrued loan interest	407,923	364,247
Payroll payable	3,927	-
Total	$508,697	$448,730

NOTE 8 – RELATED PARTY TRANSACTIONS

The details for amount due to related party were as follows:

	December 31, 2017	December 31, 2016
	(Audited)	(Audited)
Hui Zhang, shareholder of Yangshuo	$392,235	$-
Total	$392,235	$-

Hui Zhang has become a shareholder of Yangshuo since September 27, 2017.

F-15

NOTE 9 – NON-OPERATING REVENUE

Non-operating revenue mainly consists of rental revenue. For the fiscal year ended December 31, 2017 and 2016, Yangshuo has recognized its rental revenue in an amount of $31,139 and $26,852, respectively.

The following is a schedule by years of minimum future rentals on non-cancelable operating leases as of December 31, 2017:

Year ending December 31:
2018	$24,486
2019	9,561
2020	6,444
Total minimum future rentals receivable	$40,491

NOTE 10 – INCOME TAXES

PRC

Yangshuo Xing Yuan Lead-Zinc Mine Co. Ltd (“Yangshuo”) is incorporated in the People’s Republic of China and governed by the income tax laws of the PRC. The income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Under the EIT Laws, dividends paid by PRC enterprises out of profits earned post-2007 to non-PRC tax resident investors are subject to PRC withholding tax of 10%. A lower withholding tax rate may be applied based on applicable tax treaty with certain countries.

The effective tax rate for the year ended December 31, 2017 and 2016 was nil. A reconciliation between the Company’s actual provision for income taxes and the provision at the statutory rate is as follow:

	December 31, 2017	December 31, 2016
(Loss) income before income tax expense	$(130,320)	(101,993)
Computed tax expense (benefit) with statutory tax rate	25.0%	25.0%
Tax effect of non-deductible expenses	0.0%	0.0%
Changes in valuation allowance	(25.0)%	(25.0)%
Total income tax expense	0%	0%

F-16

Loss before income tax of $130,320 and $101,993 for years ended December 31, 2016 and 2017 respectively, were attributed to operations in China. The income tax expenses consisted of the following:

	December 31, 2017	December 31, 2016
	(Audited)	(Audited)
Loss before income tax	$(130,320)	$(101,993)
Temporary difference	-	-
Permanent difference	-	-
Taxable loss	$(130,320)	$(101,993)
China Enterprise Income Tax Rate	25%	25%
Net Operating Loss	(32,580)	(25,498)
Less: Valuation allowance	32,580	25,498
Income tax expenses	$-	$-

No deferred tax has been provided as there are no material temporary differences arising and a full valuation during the years ended December 31, 2017 and 2016.

NOTE 11 - STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). Yangshuo did not make appropriations to statutory reserve for the fiscal years ended December 31, 2017 and 2016 as the entity has incurred book loss and tax loss in those periods.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

As of the reporting date, Yangshuo has not incurred any unrecognized or recognized commitments or loss contingencies that are subject to disclosure requirements.

NOTE 13 – CONTINGENT LIABILITY

In an administrative litigation in 2017, the plaintiff Yunsheng YANG, an independent third party to Yangshuo, filed a claim against the Yangshuo County People’s Government (the “Government”) naming Yangshuo as the third party in revoking the State-owned Land Use Certificate (Shuo Guo Yong (2015) No.500), which states that Yangshuo has the right to use the land involved of area of approximately 734.4 ㎡ (the “Land”). On August 10, 2017, the Guilin Intermediate People’s Court held that there was no evidence could prove the plaintiff has any right regarding the Land and dismiss all the plaintiff’s claims.

The plaintiff was unsatisfied with the judgment and appealed to the Guangxi Zhuang Autonomous Region Higher People’s Court. The second trial is pending at the date of this report.

According to the PRC legal opinion of the counsel of Yangshuo, the possible impact is that if the judge held in favor of the plaintiff’s claims, Yangshuo might lose the right to use the Land which carrying amount as of December 31, 2017 was US$264,796. However, the director of Yangshuo opined that the probability of losing the case is less than probable based on the judgement of the court of first instance. As such, no impairment loss is provided on the involved land as of the report date.

NOTE 14 - SUBSEQUENT EVENT

The Company evaluated and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-17

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
Tang Dynasty Investment Group Limited and Its Subsidiaries:

We have audited the accompanying balance sheets of Tang Dynasty Investment Group Limited and Its Subsidiaries (the “Company”) as of December 31, 2017, and the related consolidated statements of operations, consolidated changes in stockholders’ equity and consolidated cash flows for the year ended December 31, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of their operations and their cash flows for the year ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

Hong Kong, China

May 21, 2018

F-18

Tang Dynasty Investment Group Limited and Its Subsidiaries

Consolidated Balance Sheets

		December 31, 2017
	Note	(Audited)
ASSETS
Current assets
Cash and cash equivalents		$986,821
Deposits and other receivables, net	3	39,439
Amount due from related parties	8	57,955
Total current assets		1,084,215

Non-current assets
Property, plant and equipment, net	4	198,548
Intangible assets, net	5	1,753,907
Total non-current assets		1,952,455

Total assets		$3,036,670

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Short term loans	6	484,260
Other payables and accrued liabilities	7	559,578
Amount due to related parties	8	3,005,353
Total current liabilities		4,049,191

Total liabilities		4,049,191

STOCKHOLDERS’ EQUITY

Common stock		130,548
Additional paid-in capital		(800,770)
Retained earnings		(352,254)
Accumulated other comprehensive loss		9,955
Total stockholders’ equity		(1,012,521)

Total liabilities and stockholders’ equity		$3,036,670

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Tang Dynasty Investment Group Limited and Its Subsidiaries

Consolidated Statements of Operations

		For the Year Ended December 31,2017
	Note	(Audited)
Revenue		$-
Cost of revenue		-
Gross profit		-

Operating expenses
General and administrative expenses		542,735

Loss from operations

Other income (expense):
Bank charges		(1,079)
Interest income		50
Loan interest expense		(18,515)
Rental income	8	31,139
Other income		15,738
Total other income (expense)		27,333

Loss before income taxes		(515,402)

Income taxes		-

Net loss		(515,402)

Foreign currency translation adjustment		136,129

Comprehensive loss		$(379,273)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

Tang Dynasty Investment Group Limited and Its Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Common stock	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Total stockholders’ equity
Balance, December 31, 2016	$130,548	$826,250	$163,148	$(126,174)	$993,772
Reverse merger recapitalization	-	(1,627,020)	-	-	(1,627,020)
Net loss for the year	-	-	(515,402)	-	(515,402)
Foreign currency translation adjustment	-	-	-	136,129	136,129
Balance, December 31, 2017	$130,548	$(800,770)	$(352,254)	$9,955	$(1,012,521)

The accompanying notes are an integral part of these consolidated financial statements.

F-21

Tang Dynasty Investment Group Limited and Its Subsidiaries

Consolidated Statements of Cash Flows

For the year ended December 31,2017
(Audited)
Cash flows from operating activities:
Net loss	$(515,402)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	5,332
Amortization	43,795
Changes in operating assets and liabilities:
(Increase) decrease in other receivables	(36,942)
(Increase) decrease in amount due from related parties	(58,105)
Increase (decrease) in other payables and accrued liabilities	79,140
(Decrease) increase in deferred revenue	(2,368)
Increase (decrease) in amount due to related parties	1,436,029
Net cash provided by operating activities	951,479

Cash flows from financing activities
Shareholder’s contribution	1,288
Net cash provided by financing activities	1,288

Effect of exchange rate changes on cash	12,340

Net increase in cash and cash equivalents	965,107

Cash and cash equivalents, beginning balance	21,714

Cash and cash equivalents, ending balance	$986,821

Supplementary cash flows information:
Cash paid for interest	$-
Cash paid for income tax	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-22

Tang Dynasty Investment Group Limited and Its Subsidiaries

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Tang Dynasty Investment Group Limited (“Tang Dynasty”, “the Company”) was incorporated under the laws of Hong Kong on March 22, 2017. The Company established its principal office is located at Suites 502 and 503 on the 5th floor of Fourseas Building in Jordan, Hong Kong. It assumed a full ownership and control of Shenzhen Gu Yue Environmental Protection Technology Co. Ltd (“Gu Yue”) on November 29, 2017.

Shenzhen Gu Yue Environmental Protection Technology Co. Ltd (“Gu Yue”) was incorporated on November 8, 2010 as a domestic company in the People’s Republic of China. It was converted to a Wholly Foreign-Owned Enterprise (“WFOE”) on November 29, 2017.

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd. (“Yangshuo”) was incorporated on January 22, 1996 under the laws of the People’s Republic of China. Yangshuo primarily engages in lead, zinc and copper mining ore and generates revenue through the sales of processed lead, zinc and copper to customers primarily in Guangxi province. Due to the Chinese government policy on environmental protection, its traditional business of mining of lead, zinc and copper has been idled in recent years. Yangshuo has been exploring business opportunities in the processing of lead-zinc tailings. During this transition period, Yangshuo made its building and land available for lease and entered into operating leases with individual and business lessees. The leases with individual lessees expire over the next 1 to 2 year(s) and the leases with commercial lessees expire over the next 3 years.

On December 5, 2017, Gu Yue obtained a controlling interest of Yangshuo through a series of contractual agreements including Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Power of Attorney and Equity Pledge Agreement. In accordance with the terms of these agreements and Power of Attorney, Gu Yue becomes the primary beneficiary of Yangshuo. Gu Yue is bound to absorb the expected losses and to receive the expected residual returns of Yangshuo. Moreover, Gu Yue controls the board of directors of Yangshuo and directs the business activities of Yangshuo. As a result, Gu Yue contractually controlled and managed an operating company, Yangshuo and conducted its business solely through Yangshuo, deemed to be its variable interest entity.

Accordingly, we refer to Tang Dynasty, its consolidated subsidiary and variable interest entity collectively as the “Company”, “we”, “us” and “our”.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The consolidated financial statements are expressed in U.S. dollars.

Principles of Consolidation

The consolidated financial statements include the financial statements of Tang Dynasty, its subsidiary and VIE. The Company was subsequently following with a reverse acquisition (see Note 14) and the consolidated equity would be the registered capital and equity of the operating company and the holding company. All intercompany transactions, balances and unrealized profit and losses have been eliminated on consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates during the year ended December 31, 2017 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

F-23

Going concern consideration

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets. As of December 31, 2017 the Company has incurred a comprehensive loss of $379,273 and a negative working capital of $2,964,976. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In an effort to continue as a going concern, the shareholder continues to raise fund through private placement or issuance of shares to support the operational needs. The shareholders of Tang Dynasty also entered into a share exchange agreement with Image International Group, Inc. (“IMGL”), a U.S. public company, on January 15, 2018 which effected the reserve acquisition. Tang Dynasty became a wholly-owned subsidiary of IMGL. Management believes that the foregoing actions would enable the Company to continue as a going concern.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. Tang Dynasty uses the local currency, Hong Kong Dollar, while Gu Yue and Yangshuo use the local currency, Renminbi (RMB), as their functional currencies as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive gain/(loss) amounted to $136,129 for the year ended December 31, 2017.

Below is a table with foreign exchange rates used for translation:

For the year ended December 31, 2017 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7926	6.7569

As of December 31, 2017 (Closing Rate)
United States dollar ($1)	7.8128	6.5063

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. We maintain with various financial institutions in Hong Kong and PRC. As of December 31, 2017, cash balances held in Hong Kong and PRC banks are uninsured. We have not experienced any losses in bank accounts and believes we are not exposed to any risks on our cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are recognized as expense as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Buildings	Over the lease term

F-24

Intangibles

Intangible assets are carried at cost less accumulated amortization.

We account for its significant leases of land use rights for purposes of classification of operating or capital. At the inception of the lease agreements, we will classify the leases as capital leases under ASC 840-30 if (a) transfer of ownership to lessee at the end of the lease term, (b) bargain purchase option, (c) the lease term equals to or exceeds 75% of economic life of the leased property, and/or (d) present value of minimum lease payments exceeds 90% of fair value of the lease property. Otherwise, the leases will be classified as operating leases.

Intangible assets with finite useful lives are amortized on a straight-line basis that align with it economic benefits of the intangible assets to be consumed. The original estimated useful life for the land use rights of Yangshuo ranged from 38 to 70 years stipulated on the lease term.

Intangible assets are reviewed at least annually to determine whether there are any circumstances arisen that may trigger the impairment of their carrying values. Management considers intangible assets to be impaired if their carrying value exceeds the future projected cash flows from the perspective operations. Management also evaluates the periods of amortization to identify if any subsequent events or conditions that warrant revised estimates of useful lives.

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When we identify an impairment, reduce the carrying amount of the asset to the estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the fiscal year ended December 31, 2017, management determined that there was no impairment.

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

F-25

We consider the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Our other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Revenue Recognition

We recognize revenue in accordance with ASC 605, Revenue Recognition, regarding revenue recognition which specifies that revenue is realized or realizable and earned. Sales revenue is recognized at the date the shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, we have no other obligations and collectability is reasonably assured. Payment received before all the relevant criteria are recorded as customer advance.

We sell the products of lead and zinc ore mining to industrial users and/or construction companies in primarily Yangshuo county, Guangxi province of the PRC. Sales agreements are signed with some of the major customers. The agreements provide specific terms and conditions with the exception of delivery date and quantity, which are provided when customers requested orders. We do not sell products on a consignment basis. There is no right of return or exchange after products are delivered and accepted by customers.

Operating revenue represents the selling price of the products on invoice, net of a value-added tax (“VAT”).

During the transition period of Yangshuo exploring business opportunities, it made its land and buildings available for release. Rental income attributable to residential and commercial leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned. Leases entered into between a resident and a property for the rental of a unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis.

Concentration of Risk

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and other accounts receivable. As of December 31, 2017, $626,309 (HKD 4,893,226) and $360,512 (RMB 2,345,604) were deposited with various major financial institutions located in Hong Kong and the PRC, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. Under the Deposit Scheme Protection Rules of Hong Kong Special Administrative Region, China, eligible bank deposits with banks in Hong Kong are insured up to $63,998 (HKD500,000). Eligible bank deposits include all types of ordinary deposits in any currency such as current accounts, savings accounts, secured deposits and time deposits with a maturity term no more than 5 years.

Historically, deposits in Chinese banks are secure due to state policy to protect depositor interests. However, China promulgated a Bankruptcy Law in August 2006 that came into effect on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures to provide for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the current Bankruptcy Law, a Chinese bank may file bankruptcy if it deems itself to be insolvent. In addition, since China’s concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have intensified competition in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy at the institutions that the Company maintains deposits has increased. In the event of bankruptcy, the Company is unlikely to reclaim its deposits in full since it is unlikely to be classified as a secured creditor under PRC laws.

Other accounts receivable consists of rental receivable and deposit paid. They are typically unsecured and rental receivable are derived from revenue earned from leasee, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its leasees’ creditworthiness and its ongoing monitoring of outstanding balances. The Company maintains reserves for estimated credit losses, and such losses have generally been within expectations.

F-26

Income Taxes

We account for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

We apply ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncement

Recently Adopted Accounting Standards

Disclosure of Going Concern Uncertainties: In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in ASU 2014-15 are effective for fiscal years and interim periods within those years, beginning after December 15, 2016. We adopted this amendment in the year beginning January 01, 2017. The adoption of ASU 2014-15 did not have a material impact on the Company’s financial statements.

Accounting Pronouncements Issued But Not Yet Adopted

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for us in our first quarter of fiscal 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09 (full retrospective method); or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09 (modified retrospective method). The Company elected the modified retrospective approach.

The Company’s assessment efforts have included reviewing current revenue processes, arrangements and accounting policies to identify potential differences that could arise from the application of this standard on its consolidated financial statements and related disclosures. The Company expects the impact of the adoption of this standard is nominal on its financial statements since the Company’s traditional lead-zinc mining business has been idled and the Company is transitioning to a new business in sand tailing.

Financial instrument : In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and early adoption is not permitted. Accordingly, the standard is effective for us on January 1, 2018. Since the Company do not have any financial instruments, management does not expect there will be any material impact on the financial statements.

Leases: In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-2”), which provides guidance on lease amendments to the FASB Accounting Standard Codification. This ASU will be effective for us on January 1, 2019. We are currently in the process of evaluating the impact of the adoption of ASU 2016-2 on our consolidated financial statements.

F-27

Financial Instruments - Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

Statement of Cash Flows: In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for the Company for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company evaluated that none of the specific type of cash flow issues provided on this pronouncement is applicable. Therefore, the Company does not believe that this standard has a significant impact on the presentation of its consolidated statement of cash flows.

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash” (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017 and early adoption is permitted. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. The Company has already disclosed the restricted cash separately on its Consolidated Statements of Financial Position. Beginning the first quarter of 2018, the Company has adopted and also include the restricted cash balances on the Statements of Consolidated Cash Flows and reconciliation of Cash, cash equivalent and restricted cash within its Consolidated Statements of Financial Positions that sum to the total of the same such amounts shown in its Consolidated Statements of Cash Flows.

Business Combination: In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The Company has adopted this guidance effective for us in the first quarter of 2018 on a prospective basis. This standard does not have a material impact on our consolidated financial statements unless and until the Company plans an acquisition or deconsolidation in the future.

Financial Instruments - Credit Losses: In June 2017, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2017-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the impact of this standard on the Company’s consolidated financial statements and related disclosures.

Revenue Recognition and Leases: In September 2017, the FASB issued ASU 2017-13, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842). The main objective of this pronouncement is to clarify the effective date of the adoption of ASC Topic 606 and ASC Topic 842 and the definition of public business entity as stipulated in ASU 2014-09 and ASU 2016-02. ASU 2014-09 provides that a public business entity and certain other specified entities adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. All other entities are required to adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. ASU 2016-12 requires that “a public business entity and certain other specified entities adopt ASC Topic 842 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. All other entities are required to adopt ASC Topic 842 for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020”. ASU 2017-13 clarifies that the SEC would not object certain public business entities to elect to use the non-public business entities effective dates for applying ASC 606 and ASC 842. ASU 2017-13, however, limits such election to certain public business entities that “otherwise would not meet the definition of a public business entity except for a requirement to include or inclusion of its financial statements or financial information in another entity’s filings with the SEC”. The Company elected to adopt ASC Topic 606 and ASC Topic 842 beginning January 1, 2018 and January 1, 2019, respectively.

Except for the ASU above, in the period from February 2018 through April 2018, the FASB has issued ASU No. 2018-02 through ASU 2018-05, which are not expected to have a material impact on the consolidated financial statements upon adoption.

F-28

NOTE 3 – DEPOSITS AND OTHER RECEIVABLES

Deposits and other receivables consisted of the following:

December 31, 2017

Rental receivable	$13,193
Deposits paid	26,246
Less: allowance for doubtful accounts	-
Total deposits and other receivables, net	$39,439

Deposits paid related to the deposits of office rent, management fee and utilities paid by Tang Dynasty to its lessor.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

December 31, 2017

Buildings	$215,176
Less: accumulated depreciation and impairment charges	(16,628)
Total property, plant and equipment, net	$198,548

The depreciation expense for year ended December 31, 2017 was $5,332.

NOTE 5 – INTANGIBLES, NET

Intangible assets consisted of the following:

December 31, 2017

Land use rights	$1,890,475
Less: accumulated amortization	(136,568)
Total intangibles, net	$1,753,907

The amortization expense of land use rights for the year ended December 31, 2017 was $43,795.

F-29

The estimated amortization expenses for each of the five succeeding years is as follows:

Year ending December 31,	Estimated amortization expense

2018	$43,795
2019	43,795
2020	43,795
2021	43,795
2022	43,795
Thereafter	1,534,932
Total	$1,753,907

NOTE 6 – SHORT TERM LOANS

Short-term loans represented amounts due to bank and government agency, normally due within one year. The principal of the loans is due at maturity but can be renewed at the bank’s option. Interest is due monthly.

Short term loans due to bank and government consisted of the following as of the years indicated:

December 31, 2017

Loan from Agricultural Bank of China with original principal amount at RMB 1,497,945 at a variable interest rate. Average interest rate is 4.9% for the year ended December 31, 2017. The loan is matured in October 1989. Yangshuo is negotiating an extension with the lender.	$230,230

Loan from the Yangshuo County Bureau of Finance with original principal amount RMB 652,794 at a fixed interest rate. Interest rate is 7.92% per annum for the year ended December 31, 2017. The loan is repayable on demand.	100,333

Loan from the Yangshuo County Bureau of finance with original loan amount RMB 1,000,000 at a zero interest rate. The loan is repayable on demand.	153,697

Total short-term loans	$484,260

Interest expense on short term loans for the year ended December 31, 2017 amounted to $18,515. No interest expense has been capitalized into property, plant and equipment as all borrowings were for working capital purposes.

NOTE 7 –OTHER PAYABLES AND ACCRUED LIABILITIES

Deposits and other payables as of December 31, 2017 consisted of:

December 31, 2017

Security deposits	$83,797
Other payables	13,050
Accrued loan interest expenses	407,923
Payroll payable	3,927
Accrued expenses	50,881
Total	$559,578

F-30

NOTE 8 – RELATED PARTY TRANSACTIONS

The following is a list of related parties to which the Company has transactions with:

On July 15, 2017, Tang Dynasty entered into consulting agreements with two of its shareholders, Cheuk Kau Herman Kwong and Kwok Leung Lee (“the consultants”). The agreements provide that the monthly compensation, $2,567 (HKD20,000), is payable to each of the consultants for the financial and project management services rendered to Tang Dynasty. Pursuant to these agreements, Tang Dynasty has incurred and paid $14,116 (HKD110,000) to each of the consultants during the year ended December 31, 2017.

Other receivables-related parties

Other receivables - related parties are those non-trade receivables arising from transactions between the Company and certain related parties, such as loans and employee advances to such related parties. The loans are unsecured, non-interest bearing and due in the next 12 months.

Other receivables - related parties consisted of the following

Name of related parties	Relationship	Nature of transactions	December 31, 2017
Image International Group Inc.	Mr. Hoi Ming Chan is the Chief Executive Officer	Loan for funding business development activities	$57,955
Total			$57,955

Other payables-related parties

Other payables - related parties consisted of the following:

Name of related parties	Relationship	Nature of transactions	December 31, 2017

Hoi Ming Chan	Director of Tang Dynasty	Loan from Tang Dynasty’s directors for operating cash flow of Tang Dynasty	$2,575,428
Ni Qin	Director of Shenzhen Guyue Environmental Technology Co. Ltd.	Loan from director for Gu Yue’s operating cash flows	16,008
Zhi Yuan Chen	Former shareholder, current supervisor of Shenzhen Guyue Environmental Technology Co. Ltd.	Loan from supervisor for Gu Yue’s operating cash flow	19,681
Shenzhen Dongyuan Dongli Battery Co., Ltd	Zhi Yuan Chen is the corporate representative of the Company	Loan for Gu Yue’s operating cash flows	799
Huizhou Shiji Wufeng Agricultural Industry Co., Ltd	Owned by Shenzhen Dongyuan Dongli Battery Co., Ltd and Zhi Yuan Chen	Loan for Gu Yue’s operating cash flows	1,202
Hui Zhang	Shareholder and director of Yangshuo Xing Yuan	Repayment of funds to former shareholders	392,235
Total other payables - related parties - current			$3,005,353

F-31

NOTE 9 – NON-OPERATING REVENUE

Non-operating revenue mainly consists of rental revenue. For the fiscal year ended December 31, 2017, the Company recognized its rental revenue in an amount of $31,139.

The following is a schedule by years of minimum future rentals on non-cancelable operating leases as of December 31, 2017:

Year ending December 31:
2018	$24,486
2019	9,561
2020	6,444
Total minimum future rentals receivable	$40,491

NOTE 10 – INCOME TAXES

Hong Kong

Tang Dynasty Investment Group Limited, incorporated in Hong Kong, SAR, is subject to Hong Kong Profits tax at 16.5%.

PRC

Shenzhen Gu Yue Environmental Protection Technology Co. Ltd (“Gu Yue”) and Yangshuo Xing Yuan Lead-Zinc Mine Co. Ltd (“Yangshuo”) are incorporated in the People’s Republic of China and governed by the income tax laws of the PRC. The income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Under the EIT Laws, dividends paid by PRC enterprises out of profits earned post-2007 to non-PRC tax resident investors are subject to PRC withholding tax of 10%. A lower withholding tax rate may be applied based on applicable tax treaty with certain countries.

The effective tax rate for the year ended December 31, 2017 was nil. A reconciliation between the Company’s actual provision for income taxes and the provision at the statutory rate is as follow:

December 31, 2017
(Loss) income before income tax expense	$(515,402)
Computed tax expense (benefit) with statutory tax rate	16.5%
Impact of different tax rates in other jurisdictions	2.0%
Tax effect of non-deductible expenses	(0.0)%
Changes in valuation allowance	(18.5)%
Effective tax rate	0.0%

F-32

Loss before income tax of $515,402 for year ended December 31, 2017 was attributed to operations in Hong Kong and China. The income tax expenses consisted of the following:

December 31, 2017

Loss before income tax	$(515,402)
Temporary difference	-
Permanent difference	-
Taxable loss	$(515,402)

Net Operating Loss (tax effected)	96,458
Less: Valuation allowance	(96,458)
Total	$-

No deferred tax has been provided as those are no material temporary differences arising and a full valuation during the year ended December 31, 2017.

NOTE 11 - STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). Gu Yue and Yangshuo did not make appropriations to statutory reserve for the fiscal year ended December 31, 2017 as the entities have incurred book loss and tax loss in that period.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

As of the reporting date, the Company has not incurred any unrecognized or recognized commitments or loss contingencies that are subject to disclosure requirements.

NOTE 13 – CONTINGENT LIABILITY

In an administrative litigation in 2017, the plaintiff Yunsheng YANG, an independent third party to Yangshuo, filed a claim against the Yangshuo County People’s Government (the “Government”) naming Yangshuo as the third party in revoking the State-owned Land Use Certificate (Shuo Guo Yong (2015) No.500), which states that Yangshuo has the right to use the land involved of area of approximately 734.4 ㎡ (the “Land”). On August 10, 2017, the Guilin Intermediate People’s Court held that there was no evidence could prove the plaintiff has any right regarding the Land and dismiss all the plaintiff’s claims.

The plaintiff was unsatisfied with the judgment and appealed to the Guangxi Zhuang Autonomous Region Higher People’s Court. The second trial is pending at the date of this report.

According to the PRC legal opinion of the counsel of Yangshuo, the possible impact is that if the judge held in favor of the plaintiff’s claims, Yangshuo might lose the right to use the Land which carrying amount as of December 31, 2017 was US$264,796. However, the director of Yangshuo opined that the probability of losing the case is less than probable based on the judgement of the court of first instance. As such, no impairment loss is provided on the involved land as of the report date.

NOTE 14 - SUBSEQUENT EVENT

On January 15, 2018, Image International Group, Inc. (“IMGL” or “the Company”), Tang Dynasty Investment Group Limited (“Tang Dynasty”), the holding company of Gu Yue, and the shareholders of Tang Dynasty entered into the share exchange agreement (“Share Exchange Agreement”), which close on January 18, 2018. Pursuant to the terms of the Share Exchange Agreement, IMGL exchanged 400,000,000 shares of their common stock for all of the outstanding capital stock of Tang Dynasty with the result that Tang Dynasty became a wholly owned subsidiary of IMGL.

F-33

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On December 5, 2017, Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd. (“Yangshuo”), a PRC entity, and Shenzhen Gu Yue Environmental Protection Technology Co. Ltd , (“Gu Yue”), a Wholly Foreign-Owned Enterprise (“WFOE”) entered into a series of agreements known as variable interest agreement (the “VIE Agreements”), pursuant to which Yangshuo became Gu Yue’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.

On January 15, 2018, Image International Group, Inc. (“IMGL” or “the Company”), Tang Dynasty Investment Group Limited (“Tang Dynasty”), the holding company of Gu Yue, and the shareholders of Tang Dynasty entered into the share exchange agreement (“Share Exchange Agreement”), which close on January 18, 2018. Pursuant to the terms of the Share Exchange Agreement, IMGL exchanged 400,000,000 shares of their common stock for all of the outstanding capital stock of Tang Dynasty with the result that Tang Dynasty became a wholly owned subsidiary of IMGL.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition, and the transactions has been treated as a recapitalization of Tang Dynasty, with Tang Dynasty as the accounting acquirer and continuing entities although IMGL is the legal acquirer. Accordingly, the Company’s historical financial statements are those of Tang Dynasty immediately following the consummation of the reverse acquisition.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of IMGL to indicate how the combined financial statements might have looked like if the acquisition of Tang Dynasty and the transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 is presented as if we have entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition on December 31, 2017.

The unaudited pro forma condensed combined statements of operations for the Year Ended ended December 31, 2017 are presented as if the reverse acquisition consummated at the beginning of the periods presented and were carried forward through each of the aforementioned periods presented.

The unaudited pro forma condensed combined financial statements of IMGL were derived from the financial statements contained on its December 31, 2017 Form 10-Q and March 31, 2017 Form 10-K, as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed financial statements of Tang Dynasty and Subsidiaries were derived from their books and records and assumed the VIE Agreements consummated on such period.

The unaudited pro forma condensed financial statements of Yangshuo were derived from Yangshuo’s financial statements contained elsewhere in this Form 8-K/A.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

F-34

IMAGE INTERNATIONAL GROUP, INC. (IMGL) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2017

		Tang Dynasty Investment Group Limited	Yangshuo County Xing
	Image	and	Yuan Lead-
	International Group, Inc.	Subsidiaries Consolidated	Zinc Mine Co., Ltd.	Adjustment		Pro forma Balances
ASSETS
Cash and cash equivalents	$6,383	$642,142	$344,679	$-		$993,204
Other receivable, net		26,246	13,193	-		39,439
Due from related parties	-	57,955	-	(57,955)		-
Current Assets	6,383	726,343	357,872	(57,955)		1,032,643

Non-current assets
Property, plant and equipment, net	-	-	198,548	-		198,548
Investment in subsidiary	-	1,611,707	-	(1,611,707)		-
Intangible assets, net	-	-	1,753,907	-		1,753,907
Non-current Assets	-	1,611,707	1,952,455	(1,611,707)		1,952,455

Total Assets	$6,383	$2,338,050	$2,310,327	$(1,669,662)		$2,985,098

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Short term loans	$	$-	$484,260	$-		$484,260
Accounts payable and accrued expense	107,647	50,881	411,850	-		570,378
Other payables	-	-	96,847	-		96,847
Due to related parties	161,275	2,613,118	392,235	(57,772)		3,108,856
Current Liabilities	268,922	2,663,999	1,385,192	(57,772)		4,260,341

Total Liabilities	268,922	2,663,999	1,385,192	(57,772)		4,260,341

STOCKHOLDERS’ EQUITY (DEFICIT)
Ordinary shares		1,612,995	130,548	(1,743,543	)(1)	-

Common Stock, 1,000,000,000 shares authorized, $0.001 par value 14,059,000 and 414,059,000 shares issued and outstanding as of December 31, 2017 and as adjusted, respectively	14,059			400,000	(2)	414,059

Additional paid-in capital	784,941	-	826,250	1,343,726	(1,2)	2,954,917

Accumulated deficit	(1,061,539)	(2,015,061)	32,828	-		(3,043,772)
Accumulated other comprehensive loss	-	76,117	(64,491)	(183)		11,443
Total Stockholders’ equity (deficit)	(262,539)	(325,949)	925,135	(1,611,890)		(1,275,243)
Total Liabilities and Stockholders’ Equity (Deficit)	$6,383	$2,338,050	$2,310,327	$(1,669,662)		$2,985,098

F-35

IMAGE INTERNATIONAL GROUP, INC. (IMGL) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 2017

	Image	Tang Dynasty Investment Group Limited and	Yangshuo County Xing Yuan Lead-
	International Group, Inc.	Subsidiaries Consolidated	Zinc Mine Co., Ltd.	Adjustment	Combined
Operating expenses:
General and administrative expenses	$154,663	$384,181	$158,554	$-	$697,398
Total operating expenses	154,663	384,181	158,554	-	697,398

Loss from operations	(154,663)	(384,181)	(158,554)	-	(697,398)

Other income (expense):
Interest income	-	14	36	-	50
Interest expense	-	-	-	-	-
Exchange gain (loss)	-	164	-	-	164
Other income (expenses), net	(245)	(1,079)	28,198	-	26,874
Total other income (expense), net	(245)	(901)	28,234	-	27,088

(Loss) income before taxes	(154,908)	(385,082)	(130,320)	-	(670,310)

Income taxes	-	-	-	-	-

Net (loss) income	$(154,908)	$(385,082)	$(130,320)	$-	$(670,310)

Foreign currency translation adjustment	-	74,447	61,683	(183)	135,947

Comprehensive (loss) income	$(154,908)	$(310,635)	$(68,637)	$(183)	$(534,363)

Net (loss) income per common share:
Basic					$(0.0016)
Diluted					$(0.0016)

Weighted average shares outstanding:
Basic					414,059,000
Diluted					414,059,000

F-36

IMAGE INTERNATIONAL GROUP, INC. (IMGL) AND ITS SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in order to present the combined financial position and results of the operations of Image International Group, Inc. (“IMGL” or “the Company”), Tang Dynasty Investment Group Limited (“Tang Dynasty”) and its subsidiaries, and Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd., the operating and contractually controlled affiliate as if the reverse acquisition had occurred as of December 31, 2017 for the unaudited pro forma condensed combined balance sheet, to give effect to the reverse acquisition of IMGL, as if the transaction had taken place at the beginning of the periods presented for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, and to give effect to the reverse acquisition of IMGL, as if the transaction had taken place as of beginning of the periods presented for the unaudited pro forma condensed statements of operations for the year ended December 31, 2017.

Note 2 – Adjustments

(1)	To adjust equity of Tang Dynasty

(2)	To record issuance of 400,000,000 shares of the Company’s common stock and paid in capital for all of Tang Dynasty’s shares.

F-37